                                                                EXHIBIT 4(a)(ii)

[LOGO]
                       [NATIONAL GRID COMPANY LETTERHEAD]


                                                                         TNT
For the attention of Mr. Martin O'Donovan

Luxembourg. 20th November 2001                                        JU/SES/mts

SUBJECT: NATIONAL GRID (UK) PROJECT -- (FI No 0.9200) Finance Contract between European Investment Bank and The National Grid Company plc dated 5th December 1996 as amended by letter agreements dated 3 February 1997, 12 November 1998 and 29 March 1999 (the "Finance Contract")
          ______________________________________________________________________

Dear Sirs,

We refer to recent discussions concerning amendments to the Finance Contract and replacement of the existing guarantee given by National Grid Group plc (the "Existing Guarantor") by a guarantee from New National Grid plc (the "Replacement Guarantor").

We propose amending the Finance Contract so as to take effect in the form of Annex 1 to this letter. This amendment will be subject to and only take effect on the occurrence of the following conditions to be satisfied on or prior to 31 March 2002:

1. receipt by the Bank of evidence acceptable to it that the Companies Act scheme of arrangement as described to the Bank in the note received on 16 November 2001 entitled "Mechanics of the Scheme" has come into effect;

2. receipt by the Bank of a guarantee in the form of Annex 2 to this letter duly executed by the Replacement Guarantor together with the Annexes referred to therein; and

3.   receipt by the Bank of the restructuring fee of EUR 25,000.

Upon the date of satisfaction of the above conditions, the Existing Guarantor shall be released from its obligations under the Guarantee (as such term is defined in the Finance Contract).

We should be grateful if you would kindly acknowledge and agree the terms of this letter by countersigning the 4 enclosed copies and by returning 2 of them to us.

                               Yours faithfully,
                            EUROPEAN INVESTMENT BANK


                 /s/ K.J. Andreopoulos                /s/ P. Jedefors

                   K.J. Andreopoulos                    P. Jedefors
                 Deputy General Counsel                   Director















































Agreed and accepted for and on behalf of THE NATIONAL GRID COMPANY PLC



              M. O'Donovan
----------------------------------------



Agreed and accepted for and on behalf of NATIONAL GRID GROUP PLC



              M. O'Donovan
----------------------------------------



Agreed and accepted for and on behalf of NEW NATIONAL GRID PLC




              M. O'Donovan
----------------------------------------

                                                                         ANNEX 1

                 E U R O P E A N  I N V E S T M E N T  B A N K

                                                                 FI No 0.9200 GB

________________________________________________________________________________



                           NATIONAL GRID (UK) PROJECT

________________________________________________________________________________




                                FINANCE CONTRACT


                                    between


                            EUROPEAN INVESTMENT BANK


                                      and


                         THE NATIONAL GRID COMPANY PLC




                                                  London,                   2001

THIS CONTRACT IS MADE BETWEEN:






European Investment Bank having its Head Office at
100 boulevard Konrad Adenauer, Luxembourg-Kirchberg, Grand
Duchy of Luxembourg, represented by





                             hereinafter called: "THE BANK"






of the first part, and






The National Grid Company plc, a public company incorporated with limited liability in England, and having its registered office at National Grid House, Kirby Corner Road, Coventry
CV4 8JY, and represented by




                            hereinafter called: "THE BORROWER"





of the second part.

WHEREAS:

1. THE BORROWER is undertaking a project (hereinafter called "THE PROJECT") comprising the reinforcement and enhancement of the existing electricity transmission grid (275kV - 400kV) throughout England and Wales, and consolidating the load dispatch from five to one control centre, as more particularly described in the technical description set out in Schedule A hereto as the same may be amended from time to time with the consent of THE BANK (hereinafter called the "TECHNICAL DESCRIPTION").

2. The estimated total cost of THE PROJECT is GBP 443 million (four hundred and forty-three million pounds sterling) including price and technical contingencies.

3.   The cost of THE PROJECT is to be financed as follows:

                                                                 GBP million
                                                                 -----------

     Own funds                                                      243

4.   In order to complete the financing
     THE BORROWERS has requested from THE
     BANK a credit in an amount equivalent to GBP million           200
                                                                 ------------
                                                   Total            443

5. Since part of the credit granted under this Contract may be disbursed in ecus, for the purposes of this Contract the term "currency" includes the ecu as defined in Schedule B. The European Council took decisions at the Madrid Summit of 15th and 16th December 1995 relating to the change of name of the European monetary unit from "ecu" to "Euro" with effect from the start of the third stage of European economic and monetary union (EMU).

6. THE BORROWER is a wholly-owned subsidiary of National Grid Group plc which in turn is a wholly-owned subsidiary of New National Grid plc (hereinafter called the "GUARANTOR") which has agreed to execute a guarantee (hereinafter called the "GUARANTEE") in respect to THE BORROWER's financial obligations hereunder.

7. THE BANK, being satisfied that the financing of THE PROJECT comes within the scope of its functions and having regard to the matters recited above, has decided to give effect to THE BORROWER's request by granting to THE BORROWER under this Finance Contract (hereinafter called the "CONTRACT") a loan in an amount equivalent to GBP 200 million (two hundred million pounds sterling).

8. The board of directors of THE BORROWER has authorised the borrowing provided for hereunder by resolution in the terms set out in Annex 1 by which THE BORROWER's signatories are duly authorised to sign this Contract on its behalf; and it has been duly certified in the form set out in Annex II that such borrowing is within the corporate powers of THE BORROWER.

9. References herein to Articles, Recitals, Schedules and Annexes are references respectively to articles of, and recitals, schedules and annexes to, this Contract and the following terms have the respective meanings assigned to them in the following Recitals and Articles:


Term                                         Article
----                                         -------
Accounting Date                              6.01(f)
Authority                                    7.07(1)B
Business Day                                 5.03(3)
Companies Act Subsidiary                     8.05
Contract                                     seventh Recital
Conversion                                   3.01C(2)(i)
Conversion Date                              3.01C(2)(ii)
Conversion Option Date                       3.01C(2)(i)
Conversion Request                           3.01C(2)(i)
Conversion Year                              3.01C(2)(i)
Converted Fixed-Rate Tranche                 3.01C(2)(ii)
Credit                                       1.01
Disbursement Notice                          1.02(3)
Electricity Act                              7.07(1)B
Environmental Laws                           7.07(2)
Financial Indebtedness                       8.05
Fixed-Margin Convertible Tranche             1.02(2)(c)
Fixed-Margin Interest Rate                   3.01C
Fixed-Margin Non-Convertible Interest Rate   3.01D
Fixed-Margin Non-Convertible Tranche         1.02(2)(c)
Fixed-Rate Tranche                           1.02(2)(c)
Group                                        8.05
Guarantee                                    sixth Recital
Guarantor                                    sixth Recital
LIBOR                                        Schedule C
Loan                                         2.01
Material Adverse Change                      1.04B(b)
Maturity Date                                3.01B(2)(ii)
Moody's                                      8.05
NG Group                                     8.05
Notice Day                                   3.01B(3)(ii)(a)
Notice Period                                3.01B(3)(ii)(a)
Payment Date                                 4.02(1)(A)
Pre-disbursement Date                        1.04B(b)
Prepayment Amount                            4.02(1)(A)
Prepayment Date                              4.02(1)(A)
Prepayment Notice                            4.02(1)(A)
Project                                      first Recital
Project Finance Borrowing                    8.05
Project Finance Company                      8.05
Proposal                                     3.01C(2)(i)
Quarter Date                                 3.01C(1)
Reference Period                             3.01C(1)
Reference Rate                               4.02(1)(B)(2)
Relevant Assets                              8.05
Request                                      1.02(2)
Review Date                                  4.01(B)(2)
Revisable Fixed-Rate Tranche                 1.02(2)(c)
Revisable Reference Period                   3.01B(2)
Revisable Test Date                          4.01B
Revision Date                                3.01B(3)(ii)(a)
Revision Notice                              3.01B(3)(ii)(a)
Security Interest                            8.05
Subsidiaries                                 8.05
Subsidiary Undertaking                       8.05
Standard & Poors                             8.05
Technical Description                        first Recital
Test Date                                    4.01(B)(2)
Tranche                                      1.02(1)

          Transmission Business     8.05
          Transmission License      8.05

NOW THEREFORE it is hereby agreed as follows:

                                   ARTICLE 1
                                  DISBURSEMENT

1.01      AMOUNT OF CREDIT

          By this Contract THE BANK establishes in favour of THE BORROWER, and THE BORROWER accepts, a credit (hereinafter called the "CREDIT") in an amount equivalent to GBP 200 million (two hundred million pounds sterling), to be used for the purpose of the financing of THE PROJECT.

1.02      DISBURSEMENT PROCEDURES

          (1) Subject to the provisions of Articles 1.04 and 1.07, the Credit shall be disbursed in up to a maximum of eight tranches (each being referred to individually as a "TRANCHE") which shall each be in a minimum amount equivalent to GBP 25,000,000 and in an amount which is a multiple of GBP 5,000,000 or the equivalent thereof.

          (2) Disbursement of each Tranche shall be subject to receipt by THE BANK of a written request (a "REQUEST") from THE BORROWER specifying:

          (a)  the amount (expressed in GBP) of the Tranche;

          (b) the currency in which THE BORROWER prefers the Tranche to be disbursed, being a currency referred to in Article 1.03;

          (c) the interest rate basis selected under Article 3.01 specifying whether the Tranche is to bear a fixed rate of interest (such Tranche being referred to as a "FIXED-RATE TRANCHE") or a revisable rate of interest (such Tranche being referred to as a "REVISABLE FIXED-RATE TRANCHE") or a convertible interest rate basis (such Tranche being referred to as a "FIXED-MARGIN CONVERTIBLE TRANCHE") or a fixed margin to LIBOR rate of interest (such Tranche being referred to as a "FIXED-MARGIN NON-CONVERTIBLE TRANCHE");

          (d) THE BORROWER's preferred payment schedule, chosen in accordance with Article 4.01A; and

          (e) the preferred date for disbursement, it being understood that THE BANK may disburse the Tranche up to four calendar months from the date of the Request.

          THE BORROWER may also at its discretion specify in the Request (a) the applicable interest rate, if any, previously indicated by THE BANK without commitment to be applicable to the currency of the Tranche during its lifetime or, in the case of a Revisable Fixed-Rate Tranche, for its initial Revisable Reference Period or, in the case of a Fixed-Margin Convertible Tranche or a Fixed-Margin Non-Convertible Tranche, for the first Reference Period; and/or (b) the fixed margin to LIBOR previously indicated by THE BANK as applicable to the Tranche and/or (c) the Conversion Year preferred by it.

          No Request may be made before the elapse of one month from the immediately preceding Request nor may any Request be made later than 31st December 1999. Subject to the proviso to Article 1.02(3) each Request is irrevocable.

          (3) THE BANK shall, as soon as practicable and in any event no later than a date falling between 10 and 15 days before the proposed date of disbursement, if the Request conforms to Article 1.02(2) and subject to Articles 1.03 and 1.07, deliver to THE BORROWER a notice (hereinafter a "DISBURSEMENT NOTICE") which shall: (i) confirm the amount and currency composition of the Tranche specified in the Request; (ii) specify the interest rate or rates applicable during the Tranche's lifetime pursuant to Article 3.01A or confirm or specify the interest rate or rates applicable during the first Revisable Reference Period pursuant to Article 3.01B, or, if calculated, the variable interest rate as determined pursuant to Article 3.01C or 3.01D, as the case may be; (iii) specify the repayment terms applicable thereto;
          (iv) specify the date of disbursement of the Tranche; and (v) specify, where relevant, the fixed margin to LIBOR applicable to the Tranche and the Conversion Year or the expiry date of the first Revisable Reference Period; Provided that if one or more of the elements specified in the Disbursement Notice does not conform to the corresponding element in the Request THE BORROWER may within three London business days following receipt of the Disbursement Notice revoke the Request by notice to THE BANK and thereupon the Request and the Disbursement Notice shall be of no effect.

          (4) THE BANK shall in any event not be obliged to issue a Disbursement Notice unless it is reasonably satisfied that funds in the currency and for maturities such as to enable THE BANK to fund the Tranche contemplated in the Request are readily available to it upon satisfactory terms and conditions, having regard among other matters to administrative consents of the relevant monetary authorities; for this purpose, whether terms and conditions are satisfactory shall be determined on the basis of THE BANK's reasonable opinion as to whether or not the terms and conditions relating to the procurement of such funds are such that acceptance thereof would adversely affect THE BANK's position or operations in any significant financial market. Provided that if THE BANK is unable to fund any Tranche in application of the provisions of this paragraph (4), THE BANK shall, after consultation with THE BORROWER, extend the period for disbursement of the Credit for such period as THE BANK shall decide in agreement with THE BORROWER.

          (5) Disbursement shall be made to such bank account of THE BORROWER as it shall notify to THE BANK not less than ten days before the date of disbursement.

1.03      CURRENCY OF DISBURSEMENT

          Subject to availability, THE BANK shall disburse each Tranche in the currency for which THE BORROWER has expressed a preference; provided that Fixed-Margin Convertible Tranches and Fixed-Margin
          Non-Convertible Tranches shall, unless otherwise agreed by THE BANK, be available in GBP, in Japanese Yen or Swiss Francs.

          Each currency of disbursement shall be the ecu, a currency of one of the Member States of THE BANK or any other currency (including Japanese Yen, Swiss francs and US Dollars) which is widely traded on the principal foreign exchange market.

     For the calculation of the sums to be disbursed in currencies other than GBP, THE BANK shall apply the middle-market exchange rate prevailing on the London foreign exchange market or, failing which, any other major internationally recognised market chosen by THE BANK, on such date (being days on which banks are open for business in London, Luxembourg and the relevant other market) before disbursement as THE BANK shall decide.

1.04 CONDITIONS OF DISBURSEMENT

     A. Disbursement of the first Tranche under Article 1.02 is subject to fulfilment of each of the following conditions to the satisfaction of THE BANK before the date fixed for disbursement:

     (a)  the condition mentioned in Article 8.01 shall have been satisfied;

     (b) all material approvals and consents necessary to proceed with the implementation of THE PROJECT shall have been received by THE BORROWER; and

     (c) that insurances in accordance with the requirements of Article 7.05 shall be in place.

     B. Disbursement of each Tranche under Article 1.02 is subject to fulfilment of each of the following conditions to the satisfaction of THE BANK before the date fixed for disbursement:

     (a) following drawdown of the relevant Tranche the aggregate amount of the Credit drawdown will not exceed the aggregate expenditure incurred or contractually committed by THE BORROWER in respect of THE PROJECT up to the date of the relevant Request;

     (b) at the latest two Business Days prior to the date of disbursement (the "PRE-DISBURSEMENT DATE"), there shall not have occurred any Material Adverse Change in relation to THE BORROWER or the Guarantor since the date of this Contract; provided THE BANK shall act reasonably in determining the occurrence or non-occurrence of a Material Adverse Change; for the purpose of this subparagraph (b), "MATERIAL ADVERSE CHANGE" means, in relation to THE BORROWER, any event or condition which materially impairs the ability of THE BORROWER to perform its financial and other obligations under this Finance Contract; or (ii) in relation to the Guarantor an event or condition which materially impairs its ability to perform its financial obligations under the Guarantee; and

     (c) receipt by THE BANK of a certificate from THE BORROWER in the form of Annex III.

1.05 DEFERMENT COMMISSION

     If any disbursement of any Tranche under Article 1.02 is deferred at the request of THE BORROWER, with the consent of THE BANK, or by reason of non-fulfilment of the conditions of disbursement, THE BORROWER shall pay deferment commission on the amount of which disbursement is deferred at an annual rate of 1% calculated from the original specified disbursement date to the actual disbursement date or, if the Tranche is not wholly disbursed, to the date of annulment or cancellation of the Tranche. The request for deferral must be received by THE BANK at least seven days before the original disbursement date. Such commission shall accrue from day to day and shall be payable on each date specified in Article 5.03(1).

1.06 ANNULMENT OF CREDIT

     If the cost of THE PROJECT should fall short of the figure stated in the Recitals, THE BANK may, by notice to THE BORROWER, annul the Credit in proportion to the amount of the shortfall and in an amount such as to ensure that the Credit (including any amount disbursed hereunder) does not exceed 50% of such cost.

     THE BORROWER may at any time, by notice to THE BANK, in whole or in part annual any undisbursed portion of the Credit.

     If THE BORROWER annuls any undisbursed Tranche for which the relevant Request has not been revoked pursuant to the proviso to Article 1.02(3), it shall pay a flat commission calculated on the amount annulled at half the rate of interest applied by THE BANK at the date of annulment to loans made by it in the European Union in the same proportions between currencies and for the same maturities as the Tranche in question. Such commission shall be payable in addition to any commission payable under Article 1.05.

1.07 CANCELLATION OF CREDIT

     THE BANK may, by notice to THE BORROWER, cancel the undisbursed portion of the Credit at any time and with immediate effect:

     (a)  following the occurrence of any event mentioned in Article 11.01(A) or
          (B); or

     (b) if exceptional circumstances shall arise which adversely and materially affect THE BANK's access to national or relevant international capital markets;

     provided that THE BANK shall not be entitled to cancel, on grounds of case
     (b), any Tranche which has been the subject of a Disbursement Notice.

     Alternatively, if THE BANK is of the opinion that a situation described in case (a) or (b) has arisen and is temporary, it may by notice to THE BORROWER suspend the undisbursed portion of the Credit. In such case, the suspension shall continue until THE BANK notifies THE BORROWER (which it shall do as soon as reasonably possible) that it is again in a position to issue a Disbursement Notice.

     The Credit shall be considered as cancelled if THE BANK demands repayment under Article 11.

     If the Credit is cancelled by reason of the circumstances mentioned under case (a) above, THE BORROWER shall pay commission on the cancelled amount in respect of which a Disbursement Notice has been issued at an annual rate of 0.75% calculated from the date of the relevant Request to the date of cancellation.

     Such commission shall be payable in addition to any commission payable under Article 1.05 or 1.06.

1.08 CURRENCY OF SUMS DUE UNDER ARTICLE 1

     Commission due from THE BORROWER to THE BANK under this Article 1 shall be calculated and payable in pounds sterling.

                                   ARTICLE 2
                                    THE LOAN


2.01      AMOUNT OF LOAN

          The loan (herein called the "LOAN") shall comprise the aggregate of the amounts in the currencies disbursed by THE BANK, as notified by THE BANK upon the occasion of the disbursement of each Tranche.

2.02      CURRENCY OF REPAYMENTS

          Without prejudice to the terms of Article 4.02, each repayment under
          Article 4 or, as the case may be, Article 11 shall be effected in the currencies disbursed. The amount to be repaid on each repayment date in each currency in respect of each Tranche shall be proportional to the amount of the Tranche outstanding in that currency.

2.03      CURRENCY OF INTEREST AND OTHER CHARGES

          Interest and other charges payable under Articles 3, 4 and 11 shall be calculated and be payable in respect of each Tranche in each currency in which the Tranche is repayable.

          Subject to Article 1.08, any other payment shall be made in the currency specified by THE BANK having regard to the currency of the expenditure to be reimbursed by means of that payment.

2.04      NOTIFICATION BY THE BANK

          After disbursement of a Tranche, THE BANK shall deliver to THE BORROWER a summary statement showing the disbursement date, amount, repayment terms and the fixed or prevailing variable interest rate of and for that Tranche. Such confirmation shall include the relevant amortisation table referred to in Article 4.01A.


                                   ARTICLE 3
                                    INTEREST


3.01      RATE OF INTEREST


3.01A     FIXED-RATE TRANCHES

          The outstanding balance of each Tranche which is a Fixed-Rate Tranche shall bear interest at the rate or rates specified in the Disbursement Notice, each of which rates shall be the interest rate offered by THE BANK at the date of issue of the relevant Disbursement Notice in respect of loans to be made in the relevant currency and granted by THE BANK to borrowers in the EU on the same repayment terms and on the same terms for the payment of interest as the Tranche in question.

          THE BORROWER shall pay interest on Fixed-Rate Tranches semi-annually in arrears on the payment dates specified in Article 5.03(2) or in the relevant Disbursement Notice.

3.01B     REVISABLE FIXED-RATE TRANCHES

          (1) Interest shall accrue on the principal amount of Revisable Fixed-Rate Tranches outstanding at nominal fixed interest rates applicable to successive Revisable Reference Periods as determined pursuant to Article 3.01B(3).

          (2) "REVISABLE REFERENCE PERIOD" means, subject to Article 3.01B(4), a period commencing on the date of disbursement of the relevant Tranche or the date of expiry of the immediately preceding relevant Revisable Reference Period and expiring as follows:

               (i) the first Revisable Reference Period shall expire on such date as is specified in the relevant Disbursement Notice being no earlier than the fourth anniversary of the date if drawdown of such Tranche and being a payment date specified in Article 5.03(2) or the relevant Disbursement Notice and being no later than such date falling in the tenth year after such drawdown; and

               (ii) each subsequent Revisable Reference Period shall expire on the date specified in the relevant notice of acceptance given by THE BORROWER pursuant to Article 3.01B(3)(ii)(b) below, being a date falling at least four years after the date of expiry of the first Revisable Reference Period and being a date falling at least four years after the expiry of the preceding Revisable Reference Period and being a date falling no later than the most recent date specified in Article 5.03(2) or the relevant Disbursement Notice prior to the twentieth anniversary of the date of drawdown of such Tranche (such date being hereinafter referred as the "MATURITY DATE" for such Tranche).

          (3) (i) Interest on the relevant Tranche shall be payable at a fixed rate determined by THE BANK for each successive Revisable Reference Period to be the rate applicable to its customers in the EU in respect of loans denominated in the currency of the Tranche, having the same maturity and the same interest payment basis as the relevant Tranche. The rate of interest for the first Revisable Reference Period shall be specified in the relevant Disbursement Notice.

               (ii) For each subsequent Revisable Reference Period the interest rate applicable to the relevant Tranche shall be determined as follows:

               (a) before 12 noon (Luxembourg time) on any Business Day (the "NOTICE DAY") falling in the interval between 60 and 30 days (the "NOTICE PERIOD") prior to the commencement of each subsequent Revisable Reference Period (the "REVISION DATE") and, where reasonably practicable, after prior consultation with THE BORROWER, THE BANK shall, subject to Article 4.01B, indicate by irrevocable notice (the "REVISION NOTICE") the interest rate which shall apply to the Tranche for each choice of duration of the Revisable Reference Period as permitted by Article 3.01B(2)(ii), to the extent that funding is available to THE BANK for each duration;

               (b) by not later than 17:00 Luxembourg time on the Notice Day THE BORROWER shall indicate to THE BANK by irrevocable notice its acceptance or rejection of the rate indicated by THE BANK for one of the permitted durations; upon delivery of such notice of acceptance, THE BORROWER shall be obliged to pay interest at the specified rate for a revisable reference period of the specified duration, failing delivery of an acceptance by THE BORROWER in due time; if THE BORROWER rejects the indicated rate, THE BORROWER shall be obliged to prepay the Tranche on the Revision Date in question.

      (4) If so requested by THE BORROWER prior to the Notice Day, and provided relevant funding in the currency of the relevant Tranche is available to THE BANK, THE BANK may propose a modification of the duration of the relevant Revisable Reference Period in accordance with THE BORROWER's request provided that the modified Revisable Reference Period has (a) a minimum duration of four years, and (b) has an expiry date falling on a date mentioned in Article 5.03(2) or the relevant Disbursement Notice falling no later than the relevant Maturity Date. THE BANK shall notify the modified Revisable Reference Period in the relevant Revision Notice and THE BORROWER may accept the proposal by the notice mentioned in Article 3.01B(3)(ii)(b).

      (5) THE BORROWER shall pay interest in Revisable Fixed-Rate Tranches semi-annually in arrears on the payment dates specified in Article 5.03(2) or in the relevant Disbursement Notice commencing on the first such date following the date of disbursement of the Tranche.

3.01C FIXED-MARGIN CONVERTIBLE TRANCHES

      (1) The daily outstanding balance of each Tranche which is a Fixed-Margin Convertible Tranche shall bear interest at the Fixed-Margin Interest Rate.

      "FIXED-MARGIN INTEREST RATE" means an annual percentage rate of interest equal to LIBOR (as defined in Schedule C) adjusted by Y, calculated by THE BANK for each successive Reference Period. The Fixed-Margin Interest Rate for each Reference Period shall be the rate so notified by THE BANK to THE BORROWER within 10 days of commencement of the Reference Period to which such rate applies;

      where

      "Y" means such fixed margin to LIBOR (being either plus or minus) determined by THE BANK and notified to THE BORROWER in the relevant Disbursement Notice in respect of the period from the date of drawdown up to 15th December of the year of conversion specified in the relevant Disbursement Notice and thereafter such fixed margin shall be plus 15 basis points;

      "QUARTER DATE" means each 5th February, 5th May, 5th August and 5th November (or if any such day is not a Business Day, the next following day which is a Business Day); and

      "REFERENCE PERIOD" means each period from, and including, one Quarter
      Date to, but excluding, the next following Quarter Date, except that the initial Reference Period shall commence on the date of disbursement of the Tranche and the final Reference Period shall end on, but exclude, the final repayment date of the Tranche.

      THE BORROWER shall pay interest on Fixed-Margin Convertible-Rate Tranches quarterly in arrears on each date specified in Article 5.03(1), commencing on the first such date following the date of disbursement of the Tranche.

      (2) The Fixed-Margin Interest Rate basis as specified in Article 3.01C(1) shall be modified at the request of THE BORROWER on the following conditions:

      (i) upon receipt by THE BANK of a Conversion Request from THE BORROWER on any Business Day falling between 60 and 30 days prior to the a Conversion Option Date and after prior consultation with THE BORROWER, and on condition that the necessary funds are available to THE BANK for this purpose. THE BANK shall, upon giving THE BORROWER notice at least 2 Business Days prior to making such proposal, propose to THE BORROWER the fixed rate of interest to be applicable to the specified Fixed-Margin Convertible-Rate Tranche for its remaining term and shall propose that this rate shall apply as from the Conversion Option Date, with interest to be payable semi-annually in arrears on the date(s) specified in Article 5.03(2) or in the relevant Disbursement Notice (such change of interest rate basis being referred to as "CONVERSION"); and such rate shall be the rate of interest applicable to loans denominated in the respective currencies of the Tranches concerned and granted by THE BANK to borrowers in the EU on the same repayment terms and on the same terms for the payment of interest as the Tranche in question; provided that THE BANK shall not be obliged to make more than one such proposal per Tranche.

            For the purposes of this Article 3.01C, "CONVERSION OPTION DATE" means each Quarter Date in the year (the "CONVERSION YEAR") specified by THE BANK in the relevant Disbursement Notice being a year falling not earlier than two years from the date of disbursement of the relevant Tranche and not later than four years before the relevant Maturity Date; and "CONVERSION REQUEST" means a written notice from THE BORROWER requesting THE BANK to submit to them a proposal for converting the basis of the whole but not part only of a specified Fixed-Margin Convertible Tranche to a fixed-rate basis.

            Any such proposal (the "PROPOSAL") shall include any proposal for modifications to this Contract which THE BANK in its discretion considers reasonably necessary for the purpose of amending the applicable interest rate basis or causing the financial terms of the Contract to conform to THE BANK's standard terms of lending for fixed-rate loans at the date of the Proposal;

      (ii) any notice by THE BORROWER accepting the Proposal in respect of any Fixed-Margin Convertible-Rate Tranche shall be served in writing on THE BANK by 5 p.m. (Luxembourg time) on the same day as THE BORROWER's receipt of the Proposal; provided that, if the Proposal is delivered after 12 noon Luxembourg time on any Business Day, and THE BORROWER does not accept the Proposal by the time specified, THE BANK, at the written request of THE BORROWER made on the day of receipt of the Proposal, shall on the next following Business Day submit to THE BORROWER a further Proposal that is open for acceptance on the same basis as the first Proposal; the Conversion Option Date in respect of which a Proposal is accepted is hereinafter referred to as the "CONVERSION DATE" and a Fixed-Margin Convertible-Rate Tranche subject to Conversion hereunder is hereinafter referred to as a "CONVERTED FIXED-RATE TRANCHE"; the notice shall specify the Tranches to which it applies;

      (iii) in the event of THE BORROWER's acceptance of the Proposal, (a) any modifications to this Contract shall be effected by an agreement between THE BANK and THE BORROWER and the Guarantor; (b) any accrued interest shall be payable on the Conversion Date; and (c) interest on the Converted Fixed-Rate Tranches shall thereafter be payable annually on the payment date(s) mentioned in Article 5.03(2) or in the relevant Disbursement Notice;

          (iv) in the event of THE BORROWER's refusal or non-acceptance of a Proposal or of THE BORROWER failing to make a written request under paragraph (i) above or of a failure by the relevant parties to reach the agreement mentioned in item (a) of subparagraph
               (iii) above, the Fixed-Margin Interest Rate basis as specified in
               Article 3.01C(1) shall remain in full force and effect in respect of the balance of the Tranche outstanding.

3.01D     FIXED-MARGIN NON-CONVERTIBLE TRANCHES

          Interest shall accrue on the daily outstanding balance of each Fixed-Margin Non-Convertible Tranche at the Fixed-Margin Non-Convertible Interest Rate. For the purpose of this Article 3.01D:

          "FIXED-MARGIN NON-CONVERTIBLE INTEREST RATE" means an annual percentage rate equal to LIBOR (as defined in Schedule C) adjusted by X, calculated by THE BANK for each successive Reference Period (as defined in 3.01C). The rate of interest for each Reference Period shall be the rate so notified by THE BANK to THE BORROWER within 10 days of commencement of the Reference Period to which such rate applies; provided that in the event of a Tranche being drawn down on a date other than on a Quarter Date the Fixed-Margin Non-Convertible Interest Rate for the initial Reference Period shall be LIBOR;

          where

          "X" means such fixed margin to LIBOR (being either plus or minus) determined by THE BANK and notified to THE BORROWER in the relevant Disbursement Notice; provided that, if THE BANK is unable to offer a Fixed-Margin Non-Convertible Interest Rate for the full duration of the Tranche but is able to do so for a lesser period, THE BANK shall make an offer in respect of such lesser period and, provided THE BORROWER shall have promptly in writing accepted, the Fixed-Margin Non-Convertible Interest Rate shall thereafter be LIBOR plus 15 basis points from the date of termination of such period until the final repayment date of the Tranche.

          THE BORROWER shall pay interest on Fixed-Margin Non-Convertible Tranches quarterly in arrears on each date specified in Article 5.03(1), commencing on the first such date following the date of disbursement.

3.02      INTEREST ON OVERDUE SUMS

          Without prejudice to Article 11 and by exception to Article 3.01, interest shall accrue on any overdue sum from the due date to the actual date of payment at an annual rate calculated as follows:

          (a) for an amount due under any Tranche, at a rate equal to the sum of (i) 2.5% and (ii) the relevant rate from time to time applicable thereto pursuant to Article 3.01; and

          (b)  for any other amount, at a rate equal to the sum of (i) 2.5% and
               (ii) the rate of interest charged by THE BANK on the due date for loans made in the currency in question for a term of up to 20 years.

          Such interest is payable in the same currency as the overdue sum on which it accrues.

                                   ARTICLE 4
                                   REPAYMENT


4.01      NORMAL REPAYMENT

          A.   Scheduled Repayment

          THE BORROWER shall repay each Tranche by semi-annual instalments on the dates specified in Article 5.03(2) (or, if different, in the relevant Disbursement Notice) in accordance with the terms of the amortisation table specified in the relevant notice mentioned in
          Article 2.04 and providing (1) in the case of Fixed-Rate Tranches only, for repayment on a constant annuity basis so that the aggregate of principal and interest payable in respect of the Tranche shall be nearly as possible the same on each repayment date or for repayment by equal instalments of principal or (2) in the case of Revisable Fixed-Rate Tranches, Fixed-Margin Non-Convertible Tranches and Fixed-Margin Convertible Tranches for repayment by equal instalments of principal.

          Each amortisation table shall be drawn up on the basis that repayment of each Tranche shall begin not later than the first semi-annual payment date mentioned in Article 5.03(2) (or, if different, in the relevant Disbursement Notice) falling after the fourth anniversary of disbursement and shall end on a semi-annual payment date mentioned in
          Article 5.03(2) (or, if different, in the relevant Disbursement Notice) falling after the elapse of not less than four years and not more than twenty years from the date of disbursement; provided that, if so requested by THE BORROWER, THE BANK may agree that a Tranche shall be repayable in a single instalment on a date mentioned in
          Article 5.03(2) or a date specified in the Disbursement Notice falling not more than ten years from the date of disbursement.

          B.   Exceptional Circumstances

          (1) If on or before a date (hereinafter a "REVISABLE TEST DATE") falling three months prior to any Revision Date THE BANK shall determine that appropriate counterpart funds are not available to it in national or international finance markets by reason of exceptional circumstances which adversely affect such markets or its access to such markets, THE BANK may on or before the Revisable Test Date give notice to THE BORROWER to repay on such Revision Date the full outstanding amount of the relevant Revisable Fixed-Rate Tranche, and THE BORROWER shall comply with such notice.

          If THE BANK shall exercise its right under this Article 4.01B, it may at its discretion offer to fund the outstanding amount of the Revisable Fixed-Rate Tranche, in any other currency available to THE BANK, for the outstanding period of the Tranche or, if shorter, for the longest maturity at which counterpart funds are available to THE BANK, subject to acceptance by THE BORROWER and to the execution, at least 45 days before the Revision Date concerned, of such further contract and guarantee, conforming so far as practicable to the terms of the present Contract and the Guarantee, as THE BANK shall require.

          (2) If on or before the date (hereinafter a "TEST DATE") falling three months prior to the date (the "REVIEW DATE") mentioned in
          Article 5.03(1) next preceding the tenth anniversary of the date of disbursement of any Fixed-Margin Non-Convertible Tranches or Fixed-Margin Convertible Tranche THE BANK shall determine that appropriate counterpart funds are not available to it in national or international finance markets by reason of exceptional circumstances which materially and adversely affect its access to such markets. THE BANK may on or before the Test Date give notice to THE BORROWER to prepay on such Review Date the full outstanding amount of each such Fixed-Margin Non-Convertible Tranches and Fixed-Margin Convertible Tranche and THE BORROWER shall comply with such notice.

          If THE BANK shall exercise its right under this Article 4.01B(2), it may at its discretion offer to fund the outstanding amount of the Fixed-Margin Non-Convertible or Fixed-Margin Convertible Tranche, in any other currency available to THE BANK, or on another interest rate basis, for the outstanding period of the Fixed-Margin Non-Convertible or Fixed-Margin Convertible Tranche or, if shorter, for the longest maturity at which counterpart funds are available to THE BANK, subject to acceptance by THE BORROWER and to the execution, at least 45 days before the Review Date concerned, of such further contract and guarantee, conforming so far as practicable to the terms of the present Contract and the Guarantee, as THE BANK shall require. The procedure for the determination of the rate of interest shall conform to the practice of THE BANK prevailing at the time of the Test Date.

4.02      VOLUNTARY PREPAYMENT

          1. FIXED- AND REVISABLE-RATE TRANCHES

          A. THE BORROWER may prepay all or part of any Fixed-Rate Tranche, Revisable Fixed-Rate Tranche, or Converted Fixed-Rate Tranche upon giving written notice (hereinafter a "PREPAYMENT NOTICE") specifying the Tranche and the amount (the "PREPAYMENT AMOUNT") to be prepaid and the proposed date of prepayment (the "PREPAYMENT DATE"), which shall be a payment date specified in Article 5.03(2) or in the relevant Disbursement Notice (each a "PAYMENT DATE"). The Prepayment Notice shall be delivered to THE BANK at least one month prior to the Prepayment Date. Save in the case of prepayment of a Revisable-Rate Tranche on the last day of a Revisable Reference Period, prepayment shall be subject to the payment by the BORROWER of the compensation, if any, due to THE BANK in accordance with the provisions of paragraphs B and C below.

          B. The amount of compensation due on the Tranche prepaid shall be the amount of the shortfall in interest incurred by THE BANK in respect of each half-year ending on successive Payment Dates falling after the Prepayment Date (but, in the case of a Revisable-Rate Tranche, falling on or before the date of expiry of the current Revisable Reference Period) calculated in the manner stated in the following subparagraph and discounted in accordance with last sentence of this paragraph B.

          The amount of the shortfall shall be calculated as the amount by which:

          (x) the interest that would have been payable during that half-year on the prepaid part of the Tranche exceeds

          (y) the interest which would have been so payable during that half-year if calculated at the Reference Rate; for which purpose the "REFERENCE RATE" means the rate (reduced in each case by 15 (fifteen) basis points) which THE BANK determines on the date falling one month prior to the Prepayment Date to be either (i) the rate for a loan quoted by THE BANK in the relevant currency, having the same financial characteristics as the Tranche, in particular the same period for the payment of interest, the same remaining life to maturity and the same type of repayment profile or in the case of a Revisable-Rate Tranche, if less, the remaining duration of the current Revisable Reference Period, or (ii) if the Bank does not quote such a rate, the rate for a loan or available money market placement for the period most closely corresponding to that maturity or to that remaining duration of the Revisable-Rate Tranche as aforesaid.


          The interest rate which THE BANK, following the procedures laid down by the Board of Directors of THE BANK, quotes for a loan is, in accordance with the Statute of THE BANK, determined on the basis of conditions prevailing on the capital markets.

          Each amount so calculated shall be discounted to the Prepayment Date by applying a discount rate equal to the rate determined pursuant to indent (y) of this paragraph B.

          C. On the date falling on or before 30 days prior to the proposed Prepayment Notice THE BANK shall give notice to THE BORROWER of the amount of compensation due or, as the case may be, the absence of compensation. If by 5 PM Luxembourg time on the same date THE BORROWER fails to confirm its intention to effect prepayment on the terms notified by THE BANK, the proposed prepayment shall not take place.

          Save as aforesaid, THE BORROWER shall be obliged to effect payment in accordance with the Prepayment Notice, together with accrued interest on the Prepayment Amount as well as any sum due under this Article 4.02.

          2. FIXED-MARGIN NON-CONVERTIBLE TRANCHES AND FIXED-MARGIN CONVERTIBLE TRANCHES

          THE BORROWER may prepay any Non-Convertible Tranche or Convertible-Rate Tranche (prior to Conversion), together with accrued interest, on the date of expiry of any Reference Period. Prepayment may be effected without penalty and subject to thirty days' prior written notice. The notice shall be irrevocable.

          Sums prepaid under Article 4.02.1 or 4.02.2 shall not be available to be re-borrowed.

4.03      COMPULSORY PREPAYMENT

          A. If the total cost of THE PROJECT should fall significantly short of the figure stated in the Recitals, THE BORROWER shall upon demand of THE BANK prepay the required amount of the Loan, together with interest and related sums accrued thereon, on the date indicated by THE BANK. For this purpose, the required amount of the Loan shall be the minimum amount such as to ensure that the outstanding principal amount of the Loan shall not exceed 50% of the total cost of THE PROJECT.

          B. If, without the prior written contact of THE BANK, the BORROWER ceases to be a Subsidiary which is wholly-owned by the Guarantor, THE BANK may require that THE BORROWER consult with it. Such consultation shall take place within 30 days from the date of THE BANK's request. If after 30 days from the date of such a request THE BANK is of the opinion that such event has, or is likely to have, a material adverse effect on the future servicing of the Loan or on the solvency of THE BORROWER then THE BANK may require THE BORROWER to prepay the Loan, together with accrued interest and a premium calculated on the amount to be prepaid in accordance with Article 4.02. THE BORROWER shall effect payment of the amount demanded on the date specified by THE BANK, such date being a date falling not less than 30 days from the date of the demand.

          C. If at any time while the Loan is outstanding a Loss-of-Rating Event shall occur, THE BORROWER shall so inform THE BANK and THE BANK may demand that THE BORROWER consult with it with regard to the implications of the Loss-of-Rating Event on THE BORROWER's obligations and on the possible provision of additional security in support thereof. Such consultation shall take place within 30 days from the date of THE BANK's request. If, after the elapse of 30 days from the date of such request, THE BANK is of the reasonable opinion that the Loss-of-Rating Event has, or is likely to have, a material adverse effect on the future servicing of the Loan or on the financial stability of THE BORROWER, it may request THE BORROWER to provide additional security for the Loan in the form of a guarantee in terms and from a bank acceptable to THE BANK or of other security acceptable to THE BANK.

          If within a further period of 30 days the additional security has not been executed in manner, form and substance satisfactory to THE BANK, THE BANK may forthwith request THE BORROWER to prepay the Loan, together with accrued interest and a premium calculated on the amount to be prepaid in accordance with Article 4.02B. THE BORROWER shall effect payment of the amount demanded on the date specified by THE BANK, such date being a date falling not less than 30 days from the date of the demand. If such date should not coincide with an interest payment date, for the purposes of calculation of premium under Article 4.02B, the broken period until the ensuing interest payment date shall itself be treated in like manner as per Article 4.02B.

         Provided that for the purposes of this Contract a "LOSS-OF-RATING EVENT" means any change in the rating awarded to any unsecured unsubordinated long or medium debt of THE BORROWER by any internationally recognised credit rating agency, such that:

         a.       if the rating is given by Moody's, it falls below A3; or
         b.       if the rating is given by Standard & Poor's, it falls below
                  A-.

         For the purposes of this Article THE BORROWER undertakes to procure that at all times it shall maintain a rating with each of the agencies referred to at a. and b. above.

         D.       (1)      If the transmission of electricity ceases to be the
         principal business of THE BORROWER whether as a result of the cessation of any business or activity or of the disposal or transfer of any business or activity, THE BORROWER shall consult with THE BANK within thirty days after such cessation. For the purposes of this paragraph
         (1) the "principal business of THE BORROWER" shall mean a business that from time to time exploits at least 90% of net tangible fixed assets or generates at least 90% of operating profit of THE BORROWER as reported in THE BORROWER's most recent consolidated accounts.

                  (2) In the event that any licence of THE BORROWER associated with the transmission of electricity is or revoked, modified or surrendered then, THE BORROWER shall consult with THE BANK within thirty days after such or revocation, modification or surrender.

                  (3) If, in the circumstances referred to in paragraph (1) above, THE BANK is of the reasonable opinion that such cessation taken as a whole has a material adverse effect on the future servicing of the Loan, or if, in the circumstances referred to in paragraph (2) above, THE BANK is of the reasonable opinion that such revocation, modification or surrender taken as a whole has a material adverse effect on the future servicing of the Loan, the following shall take place:

         (i) THE BANK shall notify THE BORROWER if it requires a bank or other financial institution acceptable to THE BANK to be appointed (at the expense of THE BORROWER) as a guarantor of THE BORROWER's financial obligations hereunder on terms and conditions reasonably acceptable to THE BANK; and

         (ii)     if THE BORROWER fails to implement any such requirement under
                  (i) above or declare its unwillingness or inability to comply with THE BANK's requirement, it shall, within 30 days from notification to it of THE BANK's requirement, give notice of prepayment of the whole outstanding balance of the Loan on a date falling not later than sixty days after such notification, (together with accrued interest thereon and a premium calculated in accordance with Article 4.02), and shall prepay in accordance with such notice.

         E. In case of any partial prepayment due under this Article 4.03, THE BORROWER may select which Tranche or Tranches are to be prepaid.

4.04     GENERAL PROVISIONS REGARDING PREPAYMENT UNDER ARTICLE 4

         Prepayment shall be made in all currencies of the Tranche in question in proportion to the respective amounts outstanding, save that THE BORROWER may elect instead to prepay under Article 4.02 the whole amount outstanding in one or more currencies under the Tranche.

         In case of partial prepayment in all currencies, each amount prepaid shall be applied in reduction of outstanding instalments in inverse order of maturity.

This Article 4 shall not prejudice Article 11.


                                   ARTICLE 5
                                    PAYMENTS

5.01     PLACE OF PAYMENT

         Each sum payable by THE BORROWER under this Contract shall be paid to the respective account notified by THE BANK to THE BORROWER. THE BANK shall indicate the account not less than fifteen days before the due date for the first payment by THE BORROWER and shall notify any change of account not less than fifteen days before the date of the first payment to which the change applies, save that this period of notice does not apply in the case of payment under Article 11 but THE BANK shall indicate the account in its demand for payment thereunder.

5.02     CALCULATION OF PAYMENTS RELATING TO A FRACTION OF A YEAR

         Any amount due in respect of any Tranche by way of interest, commission or otherwise hereunder, and calculated in respect of a fraction of a year, shall be calculated on the basis of:

         (a) in respect of Fixed-Rate Tranches, Revisable Fixed-Rate Tranches, or Converted Fixed-Rate Tranches a year of three hundred and sixty days and a month of thirty days; and

         (b) in respect of Fixed-Margin Non-Convertible Tranches and Fixed-Margin Convertible Tranches a year of three hundred and sixty-five days (or, in case of a currency other than GBP, three hundred and sixty days) and the number of days elapsed.

5.03     DATES OF PAYMENT

         (1) Sums due quarterly hereunder are payable to THE BANK on 5th February, 5th May, 5th August, and 5th November in each year.

         (2) Sums due semi-annually hereunder are payable to THE BANK on 5th February and 5th August.

         (3) If any payment date specified in Article 5.03(1) or (2) or in the relevant Disbursement Notice falls on a day which is not a Business Day the payment shall be effected on the next following day which is a Business Day or on the immediately preceding day which is a Business Day in the case of payments due in respect of a Fixed-Margin Non-Convertible Tranche or a Fixed-Margin Convertible Tranche. A Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg and London (or, if the currency of disbursement is a currency other than GBP, the relevant principal banking centre for such currency) (herein called a "BUSINESS DAY").

         (4) Other sums due hereunder are payable within seven days of receipt by THE BORROWER of the demand made by THE BANK.

         (5) A sum due from THE BORROWER shall be deemed paid when it is received by THE BANK.

                                   ARTICLE 6
                         REPRESENTATION AND WARRANTIES

6.01  THE BORROWER REPRESENTS AND WARRANTS TO THE BANK THAT:

     (a) it is duly incorporated and validly existing as a public company with limited liability under the laws of England and it has power to carry on its business as it is now being conducted and to own its property and other assets;

     (b) it has the power to execute, deliver and perform its obligations under this Contract and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same by it;

     (c)  this Contract constitutes its valid and legally binding obligations;

     (d) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Contract do not and will not:

          (i) contravene any existing applicable law, statute, rule or regulation, or any judgement, decree or permit to which it is subject;

          (ii) conflict with, or result in any material breach of any of the terms of, or constitute a material default under, any other agreement or other instrument to which it is a party or is subject or by which either of them or its property is bound which might reasonably be expected to have a material adverse effect on its ability to perform its material obligations under this Contract; or

          (iii) contravene or conflict with any provision of its Memorandum and Articles of Association;

     (e) every material consent, authorisation, licence or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by it to authorise, or required by it in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Contract or the performance by it of its material obligations under this Contract has been obtained or made and is in full force and effect, and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

     (f) the consolidated audited accounts of THE BORROWER for the year ended 31st March 2001 (the "ACCOUNTING DATE") have been prepared on a basis consistent with previous years and have been approved by its auditors as representing a true and fair view of the results of its operations for that year and accurately disclose or reserve against all the liabilities (actual or contingent) of THE BORROWER;

     (g) there has been no Material Adverse Change in relation to THE BORROWER since the Accounting Date and no event or circumstance which constitutes or would with the passage of time constitute an event of default under Article 10.01 has occurred and is continuing;

     (h) no litigation, arbitration or regulatory proceedings or investigations for which process has been served on it or any of its relevant subsidiaries are current and which, if adversely determined, should result in a material adverse change in relation to THE BORROWER; and

     (i) THE BORROWER has obtained all necessary consents, authorisations, licences or approvals of governmental or public bodies or authorities in connection with THE PROJECT and all such consents, authorisations, licences or approvals are in full force and effect.

          The representations and warranties contained in this Article 6.01 shall be treated as being made on the date on which this Contract is amended and restated.

                                   ARTICLE 7
                            PARTICULAR UNDERTAKINGS

7.01      USE OF LOAN AND OTHER FUNDS

          THE BORROWER shall use the proceeds of the Loan for the execution of THE PROJECT.

7.02      COMPLETION OF THE PROJECT

          THE BORROWER undertakes to carry out THE PROJECT in accordance with the Technical Description (as amended from time to time with the agreement of THE BANK) and use its best efforts to complete it by the final date specified in the Technical Description or by such later date as THE BANK may agree.

7.03      INCREASED COST OF THE PROJECT

          If the cost of THE PROJECT exceeds the estimated figure set out in the second Recital, THE BORROWER shall obtain the finance to fund the excess cost without recourse to THE BANK, so as to enable THE BORROWER to complete THE PROJECT in accordance with the Technical Description.

7.04      TENDERING PROCEDURE

          THE BORROWER shall, so far as appropriate and possible and in manner satisfactory to THE BANK, purchase goods, secure services and order works for THE PROJECT by international tender open at least to nationals of all countries which are signatories of the Agreement on the European Economic Area and in accordance with each Directive of the European Union applicable to THE PROJECT.

7.05      INSURANCE

          So long as the Loan is outstanding, THE BORROWER shall ensure that all works and property forming part of THE PROJECT are insured (whether by third parties or by self insurance) in conformity with good industry practice.

7.06      MAINTENANCE

          So long as the Loan is outstanding, THE BORROWER shall maintain, repair, overhaul and renew all property (excluding obsolete property and/or property which has reached the end of its useful life) forming part of THE PROJECT as required to keep it in repair and in good working order.

7.07      OPERATIONAL AND ENVIRONMENTAL COVENANTS

          (1)  So long as the Loan is outstanding, THE BORROWER shall:

          A. unless, save as contemplated by Article 4.03D, THE BANK shall have consented otherwise in writing, retain title to and possession of the assets which comprise THE

     PROJECT or, as appropriate, replace and renew such assets (excluding obsolete assets and/or assets which have reached the end of their useful life) and shall operate THE PROJECT in accordance with its original purpose. THE BANK may withhold its consent only where the proposed action would prejudice THE BANK's interests as lender to THE BORROWER or would render THE PROJECT ineligible for financing by THE BANK under Article 198e of the Treaty of Rome; and

     B. comply, or shall ensure compliance, in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts or the Gas and Electricity Markets Authority (the "AUTHORITY") from time to time appointed under Section 1 of the Electricity Act 1989 and any replacement legislation including, to the extend applicable, the Utilities Act 2000 (the "ELECTRICITY ACT") (including the transmission licence (the "TRANSMISSION LICENCE") granted to it under Section 6 of the Electricity Act required in connection with THE PROJECT and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law (including Environmental Laws), the Grid Code, the Distribution Code and the Fuel Security Code (each as defined in the Transmission Licence) for the continued due compliance therewith.

     (2)  For the purposes of this Article 7.07:

          "ENVIRONMENTAL LAWS" means, in relation to environmental matters, all or any relevant statutes, rules, regulations, statutory instruments, treaties, directives, directions, by-laws, codes of practice, circulars, guidance notes, orders, notices, demands, injunctions, statute law or common law, statutory or common law duty of care, of any governmental authority or agency or any regulatory body in any jurisdiction or the European Union which in any such case is directly binding on and enforceable against THE BORROWER (or, where relevant to another person, that other person).

7.08 PARI PASSU UNDERTAKING

     THE BORROWER undertakes that its obligations under this Contract are direct and unconditional obligations of THE BORROWER and rank and will rank at least pari passu with all other unsecured and unsubordinated obligations (including contingent obligations) of THE BORROWER other than those obligations of THE BORROWER to its unsecured creditors which would, on a winding-up of THE BORROWER, be preferred by operation of law.

                                   ARTICLE 8
                                    SECURITY

8.01 GUARANTEE

     The obligations of THE BANK under this Contract are conditional upon the execution and delivery to it of the duly executed Guarantee in form and substance approved by THE BANK, whereby the Guarantor unconditionally guarantees the due performance of THE BORROWER's financial obligations under this Contract. THE BORROWER hereby acknowledges and consents to the terms of the Guarantee.

8.02 NEGATIVE PLEDGE

     Subject to Article 8.03, so long as any part of the Loan remains outstanding, THE BORROWER shall not, and it shall procure that no other member of the Group will, create or permit to subsist any Security Interest on, or with respect to, any of its present or future business, undertaking, assets or revenues (including any uncalled capital).

8.03 Subject to Article 8.04, Article 8.02 does not apply to:-

     (A)  any Security Interest created with the prior written consent of THE
     BANK;

     (B) Security Interests granted prior to the date of this Agreement and disclosed to THE BANK in writing but only if the maximum principal amount secured thereby is not subsequently increased;

     (C) any Security Interest by way of title retention entered into in the ordinary course of business;

     (D)  any lien arising by operation of law in ordinary course of business;

     (E) any banker's lien or right of set-off arising by operation of law in the ordinary course of commercial banking transactions or any contractual set-off arrangements in the ordinary course of commercial banking transactions;

     (F) any Security Interest existing over assets acquired after the date of this Agreement and existing on the date of acquisition, provided that:-

     (1) the Security Interest is not created in contemplation of the acquisition of the same; and

     (2) the maximum principal amount secured thereby or the maturity of those obligations is not thereafter increased;

     (G) any Security Interest over the assets of any company which becomes a Subsidiary of THE BORROWER after the date of this Agreement and which exist at the date on which it becomes a Subsidiary of THE BORROWER, but only if:-

     (1) the principal amount secured by the Security Interest is not increased after the date it becomes a Subsidiary of THE BORROWER; and

     (2) the Security Interest is not created in contemplation of it becoming a Subsidiary of THE BORROWER;

     (H) any Security Interest over goods and/or documents of title, or insurance policies and sale contracts in relation to such goods, arising in the ordinary course of trading in connection with letters of credit and similar transactions where such Security Interest secures only so much of the acquisition cost of such goods which is required to be paid within 180 days after the date upon which the same was first incurred;

     (I) any Security Interest created in substitution for any Security Interest permitted pursuant to this Article (other than Security Interests initially permitted pursuant to paragraph (H) above), provided that the substituted Security Interest is over the same asset and the principal amount secured does not exceed the principal amount secured on such asset prior to the substitution;

     (J) any other Security Interest so long as the aggregate outstanding principal amount of indebtedness secured by all the Security Interests permitted under this Article (with the exception of amounts secured by Security Interests referred to in paragraphs (A) to (E) and

     (M) below) does not exceed, when combined with all Security Interests of the NG Group, GBP 80 million;

     (K) any Security Interest created or granted from time to time in respect of any Project Finance Borrowing including, for the avoidance of doubt, any Security Interest created or granted by a member of the Group in its capacity as a shareholder of a company making a Project Finance Borrowing over its shareholding in that company (including, in the case of a member of the Group whose only material assets are shares in the company incurring the Project Finance Borrowing, a supporting floating charge over all or substantially all of that member's assets) as security for such Project Finance Borrowing, provided that the right of recourse against such shareholder is limited to the realisation of the shareholding in that company;

     (L) any Security Interest created by a Project Finance Company; and

     (M) any Security Interest created or granted from time to time by a member of the Group in its capacity as a shareholder of a Project Finance Company over its shareholding in that Project Finance Company as security for the obligations of such Project Finance Company.

8.04 Notwithstanding anything in Article 8.03 above, none of THE BORROWER or any of its Subsidiaries will create or permit to subsist any Security Interest over:

     (A) Relevant Assets used in the Transmission Business carried out pursuant to any Transmission Licence; or

     (B) any shareholding in any Subsidiary of THE BORROWER which is the legal and/or beneficial owner of Relevant Assets used in the Transmission Business carried out pursuant to any Transmission Licence.

8.05 The following terms used in this Article 8 and, where relevant, in Article 11 shall bear the following meaning:

     "COMPANIES ACT SUBSIDIARY" means a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

     "FINANCIAL INDEBTEDNESS" means (without double-counting) any indebtedness of the Group in respect of (a) moneys borrowed or debit balances at banks and other financial institutions; (b) any debenture, bond, note, commercial paper, loan stock or other debt instrument; (c) any acceptance or documentary credit facilities, bill discounting or factoring facilities;
     (d) receivables sold or discounted (otherwise than on a non-recourse basis); (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; (f) leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of that asset; (g) currency or interest swap, cap or collar arrangements or any other derivative instrument; (h) amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; (i) any guarantee, indemnity or similar assurance in respect of indebtedness of any person falling within any of paragraphs (a) to (h) (both inclusive) above.

     "GROUP" means THE BORROWER and its Subsidiaries from time to time but if at any time a Project Finance Company, is a Subsidiary Undertaking but not a Companies Act Subsidiary then, for so long as it shall be a Subsidiary Undertaking but not a Companies Act Subsidiary, it shall be deemed (unless the contrary is specified) not to be a member of the Group.

     "MOODY'S" means Moody's Investors Services Inc.

     "NG GROUP" means for the purposes of this Article 8 the Guarantor and its Subsidiaries from time to time but for the purposes of Articles 8.02, 9.02 and 11 if at any time a Project Finance Company is a Subsidiary Undertaking but not a Companies Act Subsidiary, then, for so long as it shall be a Subsidiary Undertaking but not a Companies Act Subsidiary, it shall be deemed (unless the contrary is specified) not to be a member of the NG GROUP.

     "PROJECT FINANCE BORROWING" means any Financial Indebtedness to finance a project: --

     (a) which is made by a single purpose company, partnership or other legal person (whether or not a member of the NG Group) whose principal assets and business are constituted by that project and whose liabilities in respect of the Financial Indebtedness concerned are not directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support from any member of the NG Group (except as expressly referred to in paragraph (b)(iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements); or

     (b) in respect of which the person or persons making that Financial Indebtedness available to the relevant borrower (whether or not a member of the NG Group) have no recourse whatsoever to any member of the NG Group for the repayment of or payment of any sum relating to that Financial Indebtedness other than:--

          (i) recourse to the borrower or one or more of its subsidiaries, for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

          (ii) recourse to the borrower or one or more of its subsidiaries or any shareholder of the borrower for the purpose only of enabling amounts to be claimed in respect of that Financial Indebtedness in any enforcement of any Security Interest permitted pursuant to Article 8.02 given by the borrower or one or more of its subsidiaries over the assets comprised in the project (or given by any shareholder of the borrower over its shares in the borrower together with, in the case of a UK-incorporated shareholder whose only material assets are those shares in the borrower, a supporting floating charge over all or substantially all of its assets to secure that Financial Indebtedness or any recourse referred to in (iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements, provided that (A) the extent of the recourse to the borrower or one or more of its subsidiaries or shareholder is limited solely to the amount of any recoveries made on any such enforcement, and (B) the person or persons are not entitled, by virtue of any right to claim arising out of or in connection with the Financial Indebtedness, to commence proceedings for the winding up or dissolution of the borrower, the subsidiary or shareholder or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower, the subsidiary or shareholder or any of its assets (save for the assets the subject of the relevant Security Interest); and/or

          (iii) recourse to such borrower generally, or directly or indirectly to a member of the NG Group under any form of assurance or undertaking, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; or

     (c) which THE BANK shall have agreed in writing to treat as Project Finance Borrowing for the purposes of this Article 8.

     If at any time any Financial Indebtedness is made to finance a project and that Financial Indebtedness does not qualify as a "Project Finance Borrowing" pursuant to the above subparagraphs (b)(i), (ii) or (iii) but would so qualify if there were not recourse to a member of the NG Group which is either (i) limited as to the period during which it is in force (for example, during the period up to completion of the project) or (ii) limited as to the obligations of the borrower to which it applies, then, in any such case, the Financial Indebtedness shall be regarded as a "Project Finance Borrowing" for the purposes of this definition to the extent that, and during the period that, there is no such recourse to a member of the NG Group.

     "PROJECT FINANCE COMPANY" means any company, partnership or other legal person falling within the scope of paragraph (a) of the definition of Project Finance Borrowing or which THE BANK has agreed shall be treated as a Project Finance Company for the purposes of this Article 8.

     "RELEVANT ASSETS" has the meaning given to it in the relevant Transmission Licence.

     "SECURITY INTEREST" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     "STANDARD AND POORS" means Standard & Poor's Corporation.

     "SUBSIDIARIES" means Companies Act Subsidiaries and Subsidiary Undertakings (and "SUBSIDIARY" shall be construed accordingly).

     "SUBSIDIARY UNDERTAKING" means a subsidiary undertaking within the meaning of Section 285 of the Companies Act 1985, as inserted by Section 21 of the Companies Act 1989.

     "TRANSMISSION BUSINESS" has the meaning given to it in the relevant Transmission Licence.

     "TRANSMISSION LICENCE" means a licence granted under Section 6(1)(b) of the Electricity Act.


                                   ARTICLE 9

                             INFORMATION AND VISITS

9.01 INFORMATION CONCERNING THE PROJECT

     THE BORROWER shall:

     (a) deliver to THE BANK, (i) by 30th March 1997 and on each anniversary of that date until THE PROJECT is completed, a report on the implementation of THE PROJECT substantially in the form set out in Schedule D; and (ii) from time to time, any such further document or information concerning the financing, implementation and operation of THE PROJECT as THE BANK in its capacity as a lender to THE BORROWER may reasonably require;

     (b) submit for the approval of THE BANK as soon as is reasonably practicable any material change to the general plans, timetable or expenditure programme for THE PROJECT, by relation to the disclosures made to THE BANK prior to the signing of this Contract; and

     (c) generally inform THE BANK of any fact or event known to THE BORROWER which might substantially prejudice or affect the conditions of execution or operation of THE PROJECT.

9.02 INFORMATION CONCERNING THE BORROWER

     A.   THE BORROWER shall:

     (a) deliver to THE BANK (i) each year, as soon as the same are available and in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements (including balance sheet, profit and loss account and cash flow statement); and (ii) from time to time all financial information from time to time delivered by THE BORROWER to its creditors generally, such information to be delivered to THE BANK promptly following delivery of the same to its creditors;

     (b) ensure that its accounting records clearly show the operations relating to the financing and execution of THE PROJECT to the extent required by law;

     (c)  immediately inform THE BANK;

          (i) of any material change in its Memorandum or Articles of Association;

          (ii) any modification of the provisions in Article 54 of the Articles of Association of the Guarantor relating to the Special Share;

          (iii) of the occurrence of the event referred to in Article 4.03B or of its belief or, as the case may be, reasonable grounds for belief that such an event has occurred;

          (iv) immediately, of any fact which obliges it, the Guarantor or any member of the NG Group or of any demand made to it, the Guarantor or any such member of the NG Group to prepay in advance of maturity by reason of declared event of default in relation thereto any Financial Indebtedness (but excluding any Project Finance Borrowings);

          (v) immediately of any intention on its part, the Guarantor or any other member of the NG Group to grant any Security Interest over any of its assets in favour of a third party other than any Security Interest permitted by Article 8.03;

          (v) generally of any fact or event known to THE BORROWER which would reasonably prevent the fulfilment of any material obligation of THE BORROWER under this Contract; and

     (d) immediately inform THE BANK of any modification of the terms of the Transmission Licence.


9.03 VISITS

     THE BORROWER shall use reasonable endeavours to permit upon reasonable notice and at all reasonable times, or to ensure such permission is granted to, persons designated by THE BANK to visit the sites, installations and works comprising THE PROJECT and to conduct such checks as they may wish, and to provide them, or ensure that they are provided, with all necessary assistance for this purpose.

10.01 TAXES, DUTIES AND FEES

      THE BORROWER shall pay all taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of this Contract or any related document and in the creation of any security for the Loan.

      THE BORROWER shall pay all principal, interest, commission and other amounts due under this Contract gross without deduction of any national or local impositions whatsoever; Provided that, if THE BORROWER is obliged to make any such deduction, it will gross up the payment to THE BANK so that after deduction, the net amount received by THE BANK is equivalent to the sum due. If THE BORROWER are obliged to deduct any amounts under this Article and THE BANK subsequently becomes entitled to recover any sum or to claim a credit against any tax payable by it in respect of the resulting grossed-up payment which is in excess of the amount originally due to THE BANK, THE BANK shall promptly upon receiving such sum or credit pay such excess amounts to THE BORROWER.

      If for whatever reason THE BANK's ability to receive interest payments gross from UK borrowers generally ceases, THE BANK shall notify THE BORROWER.


10.02 OTHER CHARGES

      THE BORROWER shall bear any professional, banking, transfer or exchange costs reasonably incurred in the execution or implementation of this Contract or related document, and in the creation of any security for the Loan.


                                   ARTICLE 11

                      PREPAYMENT UPON AN EVENT OF DEFAULT

11.01 RIGHT TO DEMAND REPAYMENT

      THE BORROWER shall repay the Loan or any part thereof, together with accrued interest and other accrued sums, forthwith upon demand being made therefor by THE BANK:

      (A)   immediately:

      (a) if any representation or statement made by or on behalf of THE BORROWER or the Guarantor upon which THE BANK has relied in connection with the negotiation of this Contract or during its lifetime proves to have been incorrect in any material particular when made:

      (b) if THE BORROWER fails on due date to repay any part of the Loan or to pay interest thereon, or to make any other payment to THE BANK as herein provided;

      (c) if (i) any Financial indebtedness of a member of the Group is not paid when due or within any originally applicable grace period; or
            (ii) an event of default (howsoever described) occurs under any document relating to Financial Indebtedness of Group; or (iii) any Financial Indebtedness of a member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described); or (iv) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group is cancelled or suspended as a result of an event of default howsoever described) under the document relating to that Financial

          Indebtedness; or (v) any Security Interest securing Financial Indebtedness over an asset of a member of the Group becomes enforceable by reason of an event of default howsoever described, so long as the aggregate amount of Financial Indebtedness in sub-paragraphs (i) to (v) above exceeds an amount equal to GBP 20 million at that time (or its equivalent in any other currency); and provided that for the purposes of this paragraph (c) the definition of Financial Indebtedness shall exclude Project Finance Borrowing;

     (d) if THE BORROWER or any of its Subsidiaries is deemed unable to pay its debts within the meaning of Section 123(1)(a), (b), (c) or (e) or 123(2) of the insolvency Act 1985 or any statutory modification or re-enactment thereof, whether or not a court of justice has so determined, or shall make or seek to make a composition with its creditors generally;

     (e) if an order is made or an effective resolution is passed for the winding up of THE BORROWER or if THE BORROWER ceases to carry on the whole or substantially the whole of its business or activities, save in the course of a reconstruction, merger, consolidation, reorganisation or amalgamation or other similar arrangement on terms previously consented to by THE BANK (such consent not to be unreasonably withheld or delayed); or

     (f) (i) if an encumbrancer takes possession of, or a receiver, liquidator, administrative receiver or administrator is appointed over, any substantial part of the business or assets of THE BORROWER or any substantial part of the property forming part of THE PROJECT, and such appointment is not discharged within 21 days of being made; (ii) if THE BORROWER petitions for the appointment of an administrator over its affairs; or (iii) if any distress, execution, sequestration or other process is levied or enforced upon the whole or any material part of the property of THE BORROWER or any substantial part of the property forming part of THE PROJECT and is not discharged or stayed within 21 days; or

     (g) if any event occurs in relation to THE BORROWER, any Subsidiary of THE BORROWER, which is likely to have a material adverse effect on the ability of THE BORROWER to comply with its obligations under this Contract; and

     (B) Upon expiry of a reasonable period of time specified in a notice served by THE BANK on THE BORROWER, without the matter being remedied to the reasonable satisfaction of THE BANK:

     (a) if THE BORROWER fails in a material respect to comply with any obligation under this Contract other than one mentioned in Article 11.01(A)(b);

     (b) if any material fact stated in the Recitals substantially alters and if the alteration either materially prejudices the interests of THE BANK as lender to THE BORROWER or materially and adversely affects the implementation or operation of THE PROJECT;

     (c) THE BORROWER or any Subsidiary of THE BORROWER fails to comply in all material respects with all applicable provisions of the Electricity Act or its Transmission Licence (if any) and such failure to comply is reasonably likely to have a material adverse effect on the ability of THE BORROWER to perform its obligations under the Contract; or

     (d)  Any Transmission Licence held by THE BORROWER is:

          (i) revoked or surrendered or any notice of revocation is issued by the Secretary of State and the notice is to take effect prior to the final repayment date (disregarding any acceleration of such date pursuant to this Article 11) of any Tranche of the Loan; or

          (ii) modified in any manner which is reasonably likely to have a material adverse effect on the ability of THE BORROWER to perform its obligations under this Contract.

11.02 OTHER RIGHTS AT LAW

      Article 11.01 shall not restrict any other right of THE BANK at law to require prepayment of the Loan.

11.03 DAMAGES

      Where demand for prepayment is made under Article 11.01 THE BORROWER shall pay to THE BANK on the amount of each instalment, as set out in any amortisation table drawn up pursuant to Article 4.01A, a sum calculated at an annual rate of 0.25% from the date of the demand to the respective original due date of the instalment, as set out in the applicable amortisation table.

      In case of demand under Article 11.01 for prepayment of a Fixed-Rate Tranche, Converted Fixed-Rate Tranche or Revisable Fixed-Rate Tranche, THE BORROWER shall pay to THE BANK an amount calculated as at the date of demand, as the greater of:

     (a) The amount calculated according to the provisions of Articles 4.02 applied to the sum which has become immediately due and payable, and with effect from the date of declaration to that effect; and

     (b) an amount calculated at an annual rate of 0.25% from the date of the demand to the respective date on which each instalment of the Tranche demanded would have been repayable but for the making of the demand.

      In case of demand under Article 11.01 for prepayment of a Fixed-Margin Non-Convertible Tranche or unconverted Fixed-Margin Convertible Tranche, THE BORROWER shall pay to THE BANK a sum calculated as at the date of the demand at an annual rate of 0.25% from the date of the demand to the respective date on which each instalment of the amount demanded would have been repayable but for the making of the demand.

11.04 NON-WAIVER

      No failure or delay by THE BANK in exercising any of its rights under this
      Article 11 shall be construed as a waiver of such right.

11.05 APPLICATION OF SUMS RECEIVED

      Sums received following a demand under Article 11 shall be applied first in payment of damages, commission and interest in that order and secondly in reduction of outstanding instalments in inverse order of maturity. They shall be applied between Tranches at the discretion of THE BANK acting reasonably.


                                   ARTICLE 12
                              LAW AND JURISDICTION

12.01 LAW

      This Contract and its formation, construction and validity shall be governed by English Law.

12.02 JURISDICTION

      All disputes concerning this Contract shall be submitted to the jurisdiction of the Courts of England: THE BANK appoints The Securities Management Trust Limited whose present address is 19 Old Jewry, London EC2 to be its agent for the purpose of accepting service of legal process.

                                   ARTICLE 13
                                 FINAL CLAUSES

13.01 NOTICES

      Save as provided in Article 12.02, notices and other communications given hereunder by one party to this Contract to the other shall be sent to its respective address set out below, or to such other address as it shall have previously notified to the former in writing as its new address for such purpose:

      - FOR THE BANK           : 100 boulevard Konrad Adenauer
                                 L-2950 Luxembourg-Kirchberg
                                 Attention: Credit Risk Department
                                 Tel: (-352) 43 79-1
                                 Fax: (-352) 43 77 04

      - FOR THE BORROWER       : 15 Marylebone Road
                                 London NW1 5JD
                                 Attention: Martin O'Donovan
                                 /Paul Phillips
                                 Tel: (44) 20 7312 5600
                                 Fax: (44) 20 7312 5651

13.02 FORM OF NOTICE

      Notices and other communications, for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, shall be served by hand delivery, registered letter, telegram, telex or other means of transmission which affords evidence of receipt by the addressee. The date of registration or, as the case may be, the stated date of receipt of transmission shall be conclusive for the determination of a period.

13.03 RECITALS, SCHEDULES AND ANNEXES

      The Recitals and following Schedules form part of this Contract:

      - Schedule A                       Technical Description
      - Schedule B                       Definition of ecu
      - Schedule C                       Definition of LIBOR
      - Schedule D                       Project Reporting Form

      The following Annexes are attached hereto:

      - Annex I                          Resolution of Board of Directors of
                                         THE BORROWER incorporating Authority
                                         of Signatory
      - Annex II                         Certificate of Borrowing Powers of THE
                                         BORROWER
      - Annex III                        Drawdown Certificate

IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in four originals in the English language, each page having been initialled by Mr. S.E. Sturmer on behalf of THE BANK.

   Signed for and on behalf of                  Signed for and on behalf of
    EUROPEAN INVESTMENT BANK                   THE NATIONAL GRID COMPANY PLC






this               day of                    2001, at London

                                                                      SCHEDULE A
                                                                          1 of 2

PROJECT:       NATIONAL GRID TRANSMISSION (UK)


                             TECHNICAL DESCRIPTION
                             ---------------------

The project consists of the study, design, implementation, commissioning (including acceptance tests) and operation of about 32 electricity schemes dispersed through the Promoter's transmission network (400kV - 275 kV) in England and Wales. The main data is summarised on the attached schedule.

The project is conceived in such a way that all schemes will comply with the relevant national legislation and EC Directives in particular, with those relating to the protection of the environment (79/409/EEC and 85/411/EEC on wild birds, 85/338/EEC on the CORINE Programme). The sub-projects will avoid sites of particular or special interest.

All equipment will be free of PCB or other toxic agents capable of being released into the atmosphere.

Procurement of goods and services will comply with the Procurement Directive (93/38/EEC) and its transposition in English law. This includes advertising for a range of equipment/materials in the Official Journal of the EU.

These schemes will be commissioned progressively by the end of 1999.

                                                                      SCHEDULE A
                                                                          2 of 2


PROJECT:       NATIONAL GRID TRANSMISSION (UK)

Project Category              Promoter's               Project Description
                              Reference
                              Number         (PIMS)
Operational Control           NGB631                   Vision 2000 to consolidate Despatch
                                                       control to one centre at Wokingham

Reactive Power                5554           7126      Installation of 1745 MVAr of Reactive
Compensation                  5744           7352      Compensation throughout England
                              6045           7353      and Wales
                              6261           7354
                              7009           7437

Switchgear Replacement        2481                     Replacement of 80 x 400 kV and
                              2482                     73 x 275 kV switchgears in
                              2483                     accordance with Promoters Policy
                              4321                     [Ref: TR1248].

Infrastructure                3861,5595,     5717      Modification to existing networks to
                              4349,5471,     5864      increase throughout capacities
                              4341,5558,     7071      in accordance with Promoters
                              4344,8074,     7072      PIMS Approval codes involving 29
                              5559,8129,     4754      400kV switchgears, 3840 MVA
                              8437,8438                transformer capacity and 1km of 400
                                                       kV oil-filled cable.

                                                                      SCHEDULE B

                                    THE ecu

The ecu is the same as the ecu that is used as the unit of account of the European Communities, and which is at present comprised of the specific amounts of the currencies of 12 of the Member States of the European Community shown below.

Pursuant to Council Regulation (EC) No. 3320/94 of 22nd December 1994, the composition of the ecu basket is as follows:

               German mark         :         0.6242
               pound Sterling      :         0.08784
               French franc        :         1.332
               Italian lira        :         151.8
               Dutch guilder       :         0.2198
               Belgian franc       :         3.301
               Luxembourg franc    :         0.130
               Danish krone        :         0.1976
               Irish pound         :         0.008552
               Greek drachma       :         1.440
               Spanish peseta      :         6.885
               Portuguese escudo   :         1.393

Changes to the ecu may be made by the European Communities, in which event references to the ecu shall be read accordingly (see Information).

If THE BANK should consider that the ecu (see Payment in Euros and Information, hereafter) has ceased to be used as the unit of account of the European Communities and as the single currency of the European Union, it shall so notify THE BORROWER. As from the date of such notification, the ecu shall be replaced by the currencies of which it was comprised - or their countervalue in one or more of those currencies - as at the time of its most recent use as the unit of account of the European Communities.

PAYMENT IN EUROS

Upon substitution of the ecu by the Euro, all payments due in ecus under this Contract shall be made in Euros at the rate of one Euro for one ecu. The substitution of the ecu by the Euro shall not have the effect of bringing about the payment in component currencies referred to in the preceding paragraph.

INFORMATION

Article 109G of the EC Treaty, as introduced by the Treaty on European Union, provides that the currency composition of the ecu basket shall not be changed. From the start of the third stage of European economic and monetary union, the value of the ecu as against the currencies of the Member States participating in the third stage will be irrevocably fixed and the ecu will become a currency in its own right.

The European Council at the Madrid Summit in December 1995 decided that the name of that new currency will be the Euro. Consequently, references to the ecu shall apply to the Euro. In the case of contracts denominated by reference to the official ecu basket of the European Community, in accordance with the Treaty as confirmed by the European Council at the Madrid Summit in December 1995, substitution of the ecu by the Euro will be made at the rate of one to one.

                                                                      SCHEDULE C

                              DEFINITION OF LIBOR

"LIBOR" means

(i) in respect of any Reference Period of one month or more, the rate for deposits for a period being the number of whole months most closely corresponding to the duration of the Reference Period (for which purpose a fraction of fifteen days or less shall be disregarded), and,

(ii) in respect of a Reference Period of less than a month, the rate for deposits for a period of one month,

which appears on Telerate p. 3750 against the currency of the Tranche as of 11:00 a.m. London time, in the case of GBP on the day (the "Reset Date") on which the Reference Period starts or, if that day is not a London Business Day, on the next following day which is such a Business Day, determined in each case in the currency of the relevant Tranche (the period for which the rate is taken being hereinafter called the "Representative Period").

If such rate does not appear on Telerate p. 3750, THE BANK shall request the principal London offices of four major banks in the London interbank market, selected by THE BANK (the "Reference Banks"), to quote the rate at which deposits in the currency and amount of the relevant Tranche are offered by each of them at approximately 11:00 a.m. London time on the relevant London
Business Day, to prime banks in the London interbank market for a period equal to the Representative Period. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations provided.

If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. London time on the Reset Date by major banks in London (selected by THE BANK) for loans in the currency and amount of the relevant Tranche to leading European banks for a period equal to the Representative Period.

All percentages resulting from any arithmetic mean calculations referred to in this Schedule will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point.

THE BANK shall inform THE BORROWER without delay of the quotations received by THE BANK.

In the case of currencies other than GBP, the Reset Date shall be determined by reference to the banking convention for such currency on the London market.

                                                                     SCHEDULE D
                                                                     ----------

                             PROJECT REPORTING FORM
                             ----------------------


PROJECT:                NATIONAL GRID TRANSMISSION (UK)
-------


-------------------------------------------------------------------------------
Project Category              Implementation Progress %          Cost
                        ----------------------------------      (MGBP)
                        1996      1997      1998      1999
-------------------------------------------------------------------------------
Operational Control

Reactive Power
Compensation

Switchgear Replacement

Infrastructure
-------------------------------------------------------------------------------


CAPACITY ADDED BY PROJECT                             YEAR:
-------------------------

-------------------------------------------------------------------------------
Project Components                      Cost/Unit                Units
-------------------------------------------------------------------------------
Reactive Compensation                                            MVAr

400 kV Switchgears                                               Units

275 kV Switchgears                                               Units

Transformer Capacity                                             MVA

400 kV Line Length                                               km

275 kV Line Length                                               km

400 kV Cable Length                                              km

275 kV Cable Length                                              km
-------------------------------------------------------------------------------

                                                                      ANNEX III
                                                                      ---------


                CERTIFICATE FROM THE BORROWER AND THE GUARANTOR
                -----------------------------------------------



TO:       EIB
FROM:     THE NATIONAL GRID COMPANY PLC AND THE NATIONAL GRID GROUP PLC
          [Date]


Dear Sirs,

RE:  Finance Contract between the National Grid Company plc and yourselves
     dated [    -    ] (hereinafter referred to as the "Finance Contract")

     ---------------------------------------------------------------------

     Terms defined in the Finance Contract have the same meaning when used in this letter.

     For the purposes of Article 1.04(b) we hereby certify to you as follows:

     (1) that no event mentioned in Article 11.01, nor any event which, with the giving of notice and/or the expiry of any grace, remedy or similar period would constitute any event as mentioned in Article 11.01, has occurred and is continuing;

     (2) the representations and warranties set out in Article 6.01 are true and fulfilled as at the date of this certificate; and

     (3) the terms of Article 8.02 have been complied with as of the date hereof.



                               Yours faithfully,
                              for and on behalf of
                         THE NATIONAL GRID COMPANY PLC

                                      and

                          THE NATIONAL GRID GROUP PLC

                            [Authorised Signatories]

                                                                        ANNEX 2



                E U R O P E A N   I N V E S T M E N T   B A N K



                                                               FI NO. 0.9200 GB


_______________________________________________________________________________


                           NATIONAL GRID (UK) PROJECT


_______________________________________________________________________________


                       GUARANTEE AND INDEMNITY AGREEMENT


                                    between


                            EUROPEAN INVESTMENT BANK


                                      and


                             NEW NATIONAL GRID PLC






                                                          London, [      ] 2001

MADE BETWEEN:



European Investment Bank having its Head Office at 100, boulevard Konrad Adenauer, Luxembourg-Kirchberg, Grand Duchy of Luxembourg, represented by
[            ]



                                             hereinafter called: "THE BANK"



of the first part, and



New National Grid plc, a public company incorporated with limited liability in England and having its registered office at 15 Marylebone Road, London NW1 5JD
England, represented by [            ]




                                        hereinafter called: "THE GUARANTOR"



of the second part.

WHEREAS:

- By an agreement, dated 5th December 1996 as amended and supplemented by letter agreements dated 3 February 1997, 12 November 1998, 29 March 1999 and the date hereof (hereinafter called "THE FINANCE CONTRACT") made between THE BANK, on the one hand, and The National Grid Company plc on the other hand (hereinafter called "THE BORROWER"), THE BANK established in favour of THE BORROWER a credit equivalent to GBP 200,000,000 (two hundred million pounds sterling) which has been fully drawn;

- The Borrower is a wholly owned subsidiary of National Grid Group plc which in turn become a wholly owned subsidiary of THE GUARANTOR;

- The obligations of THE BANK under THE FINANCE CONTRACT are conditional upon the execution and delivery by THE GUARANTOR of a guarantee of performance by THE BORROWER of THE BORROWER's financial obligations under THE FINANCE CONTRACT;

- Execution of this Guarantee and Indemnity Agreement by THE GUARANTOR has been authorised by the Board of Directors of THE GUARANTOR (Annexure I); and it has been duly certified in the form set out in Annexure II that the issue of this Guarantee and Indemnity is within the corporate powers of THE GUARANTOR.

NOW THEREFORE it is hereby agreed as follows:


                                   ARTICLE 1
                                FINANCE CONTRACT

1.01 THE GUARANTOR acknowledges notice of the provisions of THE FINANCE CONTRACT, an original copy of which has been delivered to it. Unless otherwise defined herein terms defined in THE FINANCE CONTRACT shall have the same meaning.


                                   ARTICLE 2
                                   GUARANTEE


2.01 In consideration of the credit established by THE BANK under THE FINANCE CONTRACT, THE GUARANTOR hereby guarantees the payment of all principal monies, interest, commission, liquidated damages, charges, expenses and other monies (each such sum being hereinafter referred to as a "Guaranteed Sum") which may from time to time become payable by THE BORROWER under THE FINANCE CONTRACT. THE GUARANTOR undertakes that, if THE BORROWER should default in the payment of any Guaranteed Sum, THE GUARANTOR shall pay the sum in default to THE BANK on demand, in the currencies specified in THE FINANCE CONTRACT and to the accounts specified in the demand.

2.02 The obligations of THE GUARANTOR hereunder are those of a primary obligor and not merely those of a surety. They shall not be impaired or discharged by reason of:

     (a) illegality, invalidity, or unenforceability in or of the terms of THE FINANCE CONTRACT or any other guarantee or security for THE BORROWER'S obligations thereunder;

     (b) disability, incapacity or change in status or constitution of THE BORROWER, THE BANK, any other guarantor or any other person;

     (c) liquidation or insolvency of THE BORROWER, any other guarantor or any other person;

     (d) any time or other indulgence granted by THE BANK or any arrangement entered into or composition accepted by THE BANK, varying the rights of THE BANK under THE FINANCE CONTRACT or any other guarantee or security arrangement granted in connection therewith;

     (e) any forbearance or delay on the part of THE BANK in asserting any of its rights against THE BORROWER under THE FINANCE CONTRACT; or

     (f) any circumstance, other than performance, which might otherwise discharge the obligations of THE GUARANTOR.

2.03 This Guarantee and Indemnity is a continuing security and shall endure until all Guaranteed Sums shall have been fully paid or discharged. No payment or discharge which may be avoided under any enactment relating to insolvency, no payment or discharge made or given which is subsequently avoided and no release, return, cancellation or any such discharge of this Guarantee and Indemnity given or made on the faith of any such payment or discharge aforesaid shall constitute discharge of THE GUARANTOR under this Guarantee and Indemnity or prejudice or affect THE BANK's right to recover from THE GUARANTOR to the full extent of this Guarantee and Indemnity.

2.04 Any money received in connection with this Guarantee and Indemnity may be placed by THE BANK to the credit of a suspense account with a view to preserving the right of THE BANK to prove for the whole of the claims against THE BORROWER or may be applied by THE BANK in or towards satisfaction of such of the Guaranteed Sums as THE BANK in its absolute discretion may from time to time determine; provided, however, THE GUARANTOR's responsibility in respect of the Guaranteed Sums shall be discharged to the extent of payment made by THE GUARANTOR under this Guarantee and Indemnity.

2.05 THE GUARANTOR agrees that until all the Guaranteed Sums have been fully paid or discharged:

     (a) it shall not seek to enforce any obligation owned to THE GUARANTOR by THE BORROWER which arises by virtue of the discharge by THE GUARANTOR of its obligations hereunder;

     (b) it shall pay to THE BANK all dividends in liquidation or otherwise received by it from or for the account of THE BORROWER in respect of any obligation referred to in indent (a) above; THE BANK shall apply such sums to reduce the outstanding Guaranteed Sums in such sequence as it may decide; and

          (c) it shall have no right of subrogation to the rights of THE BANK under THE FINANCE CONTRACT or any security arrangement granted in connection therewith.

2.06 THE GUARANTOR acknowledges: (i) that it has entered into this Guarantee and Indemnity Agreement on the basis of its own assessment of THE BORROWER and any security provided, and (ii) that it has not been induced to enter into this Guarantee and Indemnity Agreement by any representation made by THE BANK. THE BANK is not obliged to report to THE GUARANTOR on the financial position of THE BORROWER or of any other guarantor or on any security provided. THE BANK shall have no liability to THE GUARANTOR for granting or disbursing the Loan, for cancelling or not cancelling the credit or for demanding or not demanding prepayment under THE FINANCE CONTRACT.

2.07 As a continuing obligation additional to and separate from those set out in Articles 2.01 and 2.02, and without prejudice to the validity or enforceability of those obligations, THE GUARANTOR unconditionally and irrevocably undertakes that, if any Guaranteed Sum should not be recoverable from THE GUARANTOR under Article 2.01 for whatsoever reason, and whether or not the reason may have been known to THE BANK at any material time, THE GUARANTOR shall, upon first written demand by THE BANK, and as if it were a sole and independent obligor, compensate THE BANK by way of a full indemnity for all loss resulting from the failure of THE BORROWER to make payment of any Guaranteed Sum in the amount and currency provided for by or pursuant to THE FINANCE CONTRACT, whether upon the normal due date, upon acceleration or otherwise.


                                   ARTICLE 3
                            ENFORCEMENT OF GUARANTEE


3.01 A certificate of THE BANK as to any default by THE BORROWER in the payment of any Guaranteed Sum shall, in the absence of manifest error, be conclusive against THE GUARANTOR.

3.02 THE GUARANTOR undertakes to pay all sums due hereunder in full, free of set-off or counterclaim. This Guarantee and Indemnity may be enforced by THE BANK upon provision of a statement of the reason for the demand. THE BANK shall not be obliged to take any action against THE BORROWER or to have recourse to any other guarantee.

3.03 Where THE BANK makes any demand hereunder, THE GUARANTOR may pay to THE BANK all outstanding Guaranteed Sums, including sums arising under
          Article 3.02 of THE FINANCE CONTRACT, in settlement of its obligations hereunder. If THE GUARANTOR makes such payment, THE BANK shall, upon the request and at the expense of THE GUARANTOR, assign to THE GUARANTOR the corresponding rights of THE BANK relating thereto under THE FINANCE CONTRACT and under any security therefor.


                                   ARTICLE 4
                                  UNDERTAKINGS

4.01 THE GUARANTOR shall deliver to THE BANK each year, as soon as the same are available and in any event within 180 days after the end of each of its financial years, a copy of its annual report, containing its audited, consolidated financial statements, together with all other such information as THE BANK may reasonably require of THE GUARANTOR from time to time in writing as to THE GUARANTOR's financial situation and shall inform THE BANK as soon as is reasonably practicable of any material change in its Memorandum or Articles of Association, but in the event of any modification or formal proposal for the modification of the provisions in Article 54 of its Articles of Association relating to the Special Share only at the same time as Shareholders generally are informed of such modification.

4.02 THE GUARANTOR shall ensure that the obligations of THE BORROWER set out in Article 8.02 to 8.05 of THE FINANCE CONTRACT are complied with.

4.03      NEGATIVE PLEDGE

          Subject to Article 4.04, so long as any part of the Loan remains outstanding, THE GUARANTOR shall not, and it shall procure that no other member of the NG Group will create or permit to subsist any Security Interest on, or with respect to, any of its present or future business, undertaking, assets or revenues (including any uncalled capital).

4.04      Subject to Article 4.05, Article 4.03 does not apply to:-

          (A) any Security Interest created with the prior written consent of THE BANK;

          (B) Security Interests granted prior to the date of this Agreement and disclosed to THE BANK in writing but only if the maximum principal amount secured thereby is not subsequently increased;

          (C) any Security Interest by way of title retention entered into the ordinary course of business;

          (D) any lien arising by operation of law in ordinary course of business;

          (E) any banker's lien or right of set-off arising by operation of law in the ordinary course of commercial banking transactions or any contractual set-off arrangements in the ordinary course of commercial banking transactions;

          (F) any Security Interest existing over assets acquired after the date of this Agreement and existing on the date of acquisition, provided that:-

               (1) the Security Interest is not created in contemplation of the acquisition of the same; and

               (2) the maximum principal amount secured thereby or the maturity of those obligations is not thereafter increased;

          (G) any Security Interest over the assets of any company which becomes a Subsidiary of THE GUARANTOR after the date of this Agreement and which exist at the date on which it becomes a Subsidiary of THE GUARANTOR, but only if:-

               (1) the principal amount secured by the Security Interest is not increased after the date it becomes a Subsidiary of THE GUARANTOR; and

               (2) the Security Interest is not created in contemplation of it becoming a Subsidiary of THE GUARANTOR;

     (H) any Security Interest over goods and/or documents of title, or insurance policies and sale contracts in relation to such goods, arising in the ordinary course of trading in connection with letters of credit and similar transactions where such Security Interest secures only so much of the acquisition cost of such goods which is required to be paid within 180 days after the date upon which the same was first incurred;

     (I) any Security Interest created in substitution for any Security Interest permitted pursuant to this Article, provided that the substituted Security Interest is over the same asset and the principal amount secured does not exceed the principal amount secured on such asset prior to the substitution;

     (J) any other Security Interest so long as the aggregate outstanding principal amount of indebtedness secured by all the Security Interests permitted under this Clause does not exceed, when combined with all Security Interests of the NG Group, GBP 80 million;

     (K) any Security Interest created or granted from time to time in respect of any Project Finance Borrowing including, for the avoidance of doubt, any Security Interest created or granted by a member of the NG Group in its capacity as a shareholder of a company making a Project Finance Borrowing over its shareholding in that company (including, in the case of a member of the NG Group whose only material assets are shares in the company incurring the Project Finance Borrowing, a supporting floating charge over all or substantially all of that member's assets) as security for such Project Finance Borrowing, provided that the right of recourse against such shareholder is limited to the realisation of the shareholding in that company;

     (L)  any Security Interest created by a Project Finance Company;

     (M) any Security Interest created or granted from time to time by a member of the NG Group in its capacity as a shareholder of a Project Finance Company over its shareholding in that Project Finance Company as security for the obligations of such Project Finance Company;

     (N) any Security Interest whether granted prior to or after the date of this Agreement which is granted by a Subsidiary of the Guarantor incorporated in, or which has its principal place of business in, the United States to secure Financial Indebtedness up to US$4,200,000,000 in aggregate outstanding; and

     (O) any Security Interest created by a special purpose securitisation vehicle over its assets where substantially all of those assets were acquired by that vehicle from a member of the NG Group as part of or to facilitate a securitisation and where the disposal of those assets to the securitisation vehicle constitutes a disposal of assets on arm's length terms, the consideration for which is substantially all cash or cash equivalent consideration, after the date hereof, so long as the aggregate outstanding principal amount of Financial Indebtedness secured by all the Security Interests permitted under this paragraph (O) by all members of the NG Group does not exceed US$1,000,000,000 or its equivalent in other currencies at any time.

4.05 Notwithstanding anything in Article 4.03 above, none of THE GUARANTOR or any of its Subsidiaries will create or permit to subsist any Security Interest over;

     (A) Relevant Assets used in the Transmission Business carried out pursuant to any Transmission Licence; or

     (B) any shareholding in any Subsidiary of THE GUARANTOR which is the legal and/or beneficial owner of Relevant Assets used in the Transmission Business carried out pursuant to any Transmission Licence.

4.06 The following terms used in this Article 4 shall bear the following meaning:

          "COMPANIES ACT SUBSIDIARY" means a subsidiary within the meaning of
          Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989.

          "NG GROUP" means THE GUARANTOR and its Subsidiaries from time to time but for the purposes of this Article 4 if at any time a Project Finance Company is a Subsidiary Undertaking but not a Companies Act Subsidiary, then, for so long as it shall be a Subsidiary Undertaking but not a Companies Act Subsidiary, it shall be deemed (unless the contrary is specified) not to be a member of the NG Group.

          "PROJECT FINANCE BORROWING" means any Financial Indebtedness to finance a project:-

          (a) which is made by a single purpose company, partnership or other legal person (whether or not a member of the NG Group) whose principal assets and business are constituted by that project and whose liabilities in respect of the Financial Indebtedness concerned are not directly or indirectly the subject of a guarantee, indemnity or other form of assurance, undertaking or support from any member of the NG Group (except as expressly referred to in paragraph (b)(iii) below or as a result of the making of acceptances or endorsements of bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements); or

          (b) in respect of which the person or persons making that Financial Indebtedness available to the relevant borrower (whether or not a member of the NG Group) have no recourse whatsoever to any member of the NG Group for the repayment of or payment of any sum relating to that Financial Indebtedness other than:-

               (i) recourse to the borrower or one or more of its subsidiaries for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the project; and/or

               (ii) recourse to the borrower or one or more of its subsidiaries or any shareholder of the borrower for the purpose only of enabling amounts to be claimed in respect of that Financial Indebtedness in an enforcement of any Security Interest permitted pursuant to Article 8.02 of THE FINANCE CONTRACT given by the borrower or one or more of its subsidiaries over the assets comprised in the project (or given by any shareholder of the borrower over its shares in the borrower together with, in the case of a UK incorporated shareholder whose only material assets are those shares in the borrower, a supporting floating charge over all or substantially all of its assets) to secure that Financial Indebtedness or any recourse referred to in (iii) below or as a result of the making of acceptances or endorsements or bills in the ordinary course of trading or payment netting arrangements and other usual course of business banking arrangements, provided that (A) the extent of the recourse to the borrower or one or more of its subsidiaries or shareholder is limited solely to the amount of any recoveries made on any such enforcement, and (B) the person or persons are not entitled, by virtue of any right to claim arising out of or in connection with the Financial Indebtedness, to commence proceedings for the winding up or dissolution of the borrower the subsidiary or shareholder or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower the subsidiary or shareholder or any of its assets (save for the assets the subject of the relevant Security Interest); and/or

              (iii) recourse to such borrower generally, or directly or
                    indirectly to a member of the NG Group under any form of assurance or undertaking, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; or

          (c) which THE BANK shall have agreed in writing to treat as Project Finance Borrowing for the purposes of this Article 4.

          If at any time any Financial Indebtedness is made to finance a project and that Financial Indebtedness does not qualify as a "Project Finance Borrowing" pursuant to the above sub-paragraphs (b)(i), (ii) or (iii) but would so qualify if there were not recourse to a member of the NG Group which is either (i) limited as to the period during which it is in force (for example, during the period up to completion of the project) or (ii) limited as to the obligations of the borrower to which it applies, then, in any such case, the Financial Indebtedness shall be regarded as a "Project Finance Borrowing" for the purposes of this definition to the extent that, and during the period that, there is no such recourse to a member of the NG Group.

          "PROJECT FINANCE COMPANY" means any company, partnership or other legal person falling within the scope of paragraph (a) of the definition of Project Finance Borrowing or which THE BANK has agreed shall be treated as a Project Finance Company for the purposes of this
          Article 4.

          "RELEVANT ASSETS" has the meaning given to it in the relevant Transmission Licence.

          "SECURITY INTEREST" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

          "SUBSIDIARIES" means Companies Act Subsidiaries and Subsidiary Undertakings (and "Subsidiary" shall be construed accordingly).

          "SUBSIDIARY UNDERTAKING" means a subsidiary undertaking within the meaning of Section 21 of the Companies Act 1989.

          "TRANSMISSION BUSINESS" has the meaning given to it in the relevant Transmission Licence.

          "TRANSMISSION LICENCE" means a licence granted under Section 6(1)(b) of the Electricity Act.

    4.07  PARI PASSU RANKING

          THE GUARANTOR undertakes that the obligations under this Guarantee Agreement are direct and unconditional obligations of THE GUARANTOR and rank and will rank at least pari passu with all other unsecured and unsubordinated contingent obligations of THE GUARANTOR other than those obligations of THE GUARANTOR to its unsecured creditors which would, on a winding-up of THE GUARANTOR, be preferred by operation of law.

    4.08  FINANCIAL UNDERTAKINGS

          THE GUARANTOR undertakes:

          (A) that for each period of 12 months ending on the last day of each financial year and each financial half-year of the NG Group (an "End Date") EBITDA shall exceed Net Interest Payable by not less than 3.0 times;

          (B) that for each period of 12 months ending on the last day of each financial year and each financial half-year of the NG Group (an "End Date") Net Debt shall not exceed EBITDA by more than: 5.00 times;

          (C) that NG Group members other than itself shall not incur Financial Indebtedness other than: (1) under the Finance Facility; (2) Financial Indebtedness which is secured by a Security Interest which has been created with prior written consent of THE BANK;
               (3) any Financial Indebtedness owing by one member of the NG Group to another member of the NG Group, or any guarantee, indemnity or similar assurance issued by any Subsidiary in connection with the Financial Indebtedness of another Subsidiary that is permitted under this Article 4.08(C); (4) in the case of Subsidiaries (including THE BORROWER) incorporated or established outside the United States of America, Financial Indebtedness in an aggregate amount not exceeding (when aggregated with Financial Indebtedness of such Subsidiaries which is permitted under (3) above) GBP 4 000 000 000; (5) in the case of Subsidiaries incorporated or established within the United States of America, Financial Indebtedness in an aggregate amount not exceeding (when aggregated with Financial Indebtedness of such Subsidiaries which is permitted under (3) above) USD 7 000 000 000;

          provided that in the case of (4) and (5) above the monetary limits referred to shall be reduced to the extent the equivalent limits in Clause 19.15(a) of the Finance Facility are reduced by the operation of clause 8.7 of the Finance Facility; and in the case only of (4) and
          (5) above the amount of any Cash or Cash Equivalent held by a Subsidiary may be set off against the amount of its Financial Indebtedness; and the GBP or USD equivalent of any Financial Indebtedness in any other currency shall be converted at the spot rate of exchange determined pursuant to the Finance Facility;

          For the purposes of paragraph (c) above, the amount of any Financial Indebtedness which is constituted by currency or interest swaps, cap or collar arrangements or any other derivative instruments shall be calculated by aggregating the mark-to-market values of any such currency or interest swaps, cap or collar arrangements or other derivative instruments, and the determination of such amount shall (within the bounds of ordinary market practice) be in THE BANK'S sole discretion and shall, in the absence of manifest error, be conclusive and shall not be open to dispute by THE GUARANTOR or any third party.

          (D) that, subject to the exceptions listed in cl.19.9(b), subparagraphs (i) to (ix), of the Finance Facility, it shall not and undertakes that no other member of the NG Group shall make any voluntary or involuntary disposal of any of its assets whether by a single transaction or a series of them;

          (E) that THE BORROWER shall comply with the Negative Pledge contained in Article 8.02 of the Finance Contract and the financial covenants contained in Article 7.08 of THE FINANCE CONTRACT and shall direct or assist companies forming part of the NG Group so as to enable THE BORROWER to comply with such covenants.

          For the purposes of this Guarantee Agreement and of THE FINANCE CONTRACT, terms defined in the Finance Facility and which are not otherwise defined in this Agreement shall, unless otherwise agreed by THE BANK, have the meaning attributed to them in that document as at the date hereof and the financial results to which the definitions below refer shall unless otherwise stated be the consolidated financial accounts of THE GUARANTOR to be delivered pursuant to Article 4.01 and such results shall be measured twice yearly as indicated in such Article:

"Bonds"

means:

(a) the mandatorily exchangeable bonds due 2003, exchangeable into ordinary shares of Energis Plc and issued by the National Grid Group plc ("NGG");

(b) the exchangeable bonds due 2008, exchangeable into ordinary shares of NGG and issued by NGG; and

(c) other similar debt instruments issued or to be issued by NGG or any company in the Group and exchangeable into share capital.

"CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" shall mean in respect of any period, the consolidated net pre-taxation profits on operating activities (after adding back Net Interest Payable and excluding any Exceptional Items and after adding back restructuring costs incurred as a result of the Acquisition) of the NG Group for that period based on the latest accounts supplied pursuant to Article 9.02A of THE FINANCE CONTRACT.

"EBITDA" shall mean in respect of any period, Consolidated Profits before Interest and Tax for that period, after adding back depreciation and amortisation of goodwill.

"EXCEPTIONAL ITEMS" has the meaning given to it in FRS 3 issued by the Accounting Standards Board.

"FINANCIAL INDEBTEDNESS" means (without double-counting) any indebtedness of the NG Group in respect of (a) moneys borrowed or debit balances at banks and other financial institutions; (b) any debenture, bond, note, commercial paper, loan stock or other debt instrument; (c) any acceptance or documentary credit facilities, bill discounting or factoring facilities; (d) receivables sold or discounted (otherwise than on a non-recourse basis); (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; (f) leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of that asset; (g) currency or interest swap, cap or collar arrangements or any other derivative instrument; (h) amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; (i) any guarantee, indemnity or similar assurance in respect of indebtedness of any person falling within any of paragraphs (a) to (h) (both inclusive) above.

"FINANCE FACILITY" shall mean a bank facility agreement entered into on or about the date hereof, in replacement of such a facility dated 5th March 1999, between THE GUARANTOR, NGG, National Grid Group Finance plc and the parties named therein as Agent, Banks and Arrangers, providing facilities in an aggregate value of USD 2,300,000,000.

"NET DEBT" shall mean the aggregate principal amount (or amounts equivalent to principal, howsoever described) comprised in the Financial Indebtedness of the NG Group (excluding amounts referred to in paragraph (g) and paragraph (i) (in so far as those amounts referred to in paragraph (i) relate to amounts referred to in paragraph (g)) of the definition of Financial Indebtedness) at the time calculated on a consolidated basis less Cash and Cash Equivalents held by any member of the NG Group.

     "NET INTEREST PAYABLE" shall mean in respect of any period, all interest and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the NG Group in effecting, servicing or maintaining all Financial Indebtedness of the NG Group, excluding any premia payable which arise on or solely as a result of the redemption of any Bonds or the purchase of any Bonds with a view to cancellation where such premia are defined by formulae and/or market price mechanisms so that their quanta cannot be determined prior to the time at which they are to be calculated, less all interest and similar income receivable by the NG Group during that period (but only to the extent the same accrue and are receivable by the NG Group in a freely convertible and transferable currency) in each case as determined from the financial statements relating to that period delivered under Article 9.02A(a).

4.09 CHANGE OF BUSINESS

     THE GUARANTOR undertakes that save with the prior written consent of THE BANK no substantial change shall be made to the general nature of the business of the NG Group, taken as a whole, such business to be treated as including electricity generation, transmission, distribution, or metering or supply and the provision of telecommunications services and the acquisition and operation of the National Air Traffic Control System.

                                   ARTICLE 5
                       AMENDMENT TO THE FINANCE CONTRACT

5.01 Subject to Article 5.02, THE BANK may agree to any amendment to THE FINANCE CONTRACT which does not increase the amounts payable by THE BORROWER thereunder or THE GUARANTOR hereunder or permit THE BANK more easily to make a claim against THE GUARANTOR hereunder. THE BANK shall notify THE GUARANTOR of each such amendment.

5.02 THE BANK may not amend or vary the terms of THE FINANCE CONTRACT save as provided in Article 5.01 or save with the prior written consent of THE GUARANTOR, which consent shall not be unreasonably withheld.

                                   ARTICLE 6
                          TAXES, CHARGES AND EXPENSES

6.01 Taxes or fiscal charges, legal costs and other expenses incurred in the execution or implementation of this Guarantee and Indemnity Agreement shall be borne by THE GUARANTOR. THE GUARANTOR shall make payments hereunder without withholding or deduction on account of tax or fiscal charges.

                                   ARTICLE 7
                              Law and Jurisdiction

7.01  Law

      This Guarantee and Indemnity Agreement, its formation, construction and its validity shall be governed by and construed in all respects in accordance with the laws of England.

7.02  Jurisdiction

      The parties hereto submit to the exclusive jurisdiction of the Courts of England and all disputes concerning this Guarantee and Indemnity Agreement shall be submitted to such court. THE BANK appoints The Securities Management Trust Limited of 19 Old Jewry, London EC2 to be its attorney for the purpose of accepting service on its behalf of any writ, notice, order, judgement or other legal process. Any such service against THE GUARANTOR shall be sent by registered mail to the address of THE GUARANTOR under Article 8.01 hereof.

7.03  Invalidity

      If any provision hereof is invalid, such invalidity shall not prejudice any other provision hereof.

                                   ARTICLE 8
                                 Final Clauses

8.01  Notices

      Notices and other communications given hereunder (other than such as arise out of litigation) to THE GUARANTOR or to THE BANK shall be sent out by telex, telegram, registered letter or letter with recorded delivery addressed to it at its address set out below or at such other address as it shall have previously notified to the other in writing as its new address for such purpose:

      - FOR THE BANK                    : 100, boulevard Konrad Adenauer
                                          L-2950 Luxembourg
                                          Attn: Credit Risk Department
                                          Telex: 3530 BNKEU LU
                                          Fax: 00-352-437704

      - FOR THE GUARANTOR               : 15 Marylebone Road
                                          London NW1 5JD
                                          England
                                          Attn. Martin O'Donovan/Paul Phillips
                                          Fax: (0044171) 620 87 14

8.02  RECITALS AND ANNEXURES

      The Recitals form part of this Guarantee and Indemnity Agreement.

      The following Annexures are attached hereto:

      Annexure I                               - Resolution of the Board of
                                                 Directors of THE GUARANTOR and
                                                 Authority of Signatory

      Annexure II                              - Certificate of Guarantee Powers

      IN WITNESS WHEREOF the parties hereto have caused this Guarantee and Indemnity Agreement to be executed in four originals in the English language, each page having been initialled by Mr. S.E. Sturmer on behalf of THE BANK.

        Signed for and on behalf of             Signed for and on behalf of
         EUROPEAN INVESTMENT BANK                  NEW NATIONAL GRID PLC







this [ ] day of [        ] 2001, at London

                   [THE NATIONAL GRID COMPANY PLC LETTERHEAD]

Luxembourg, 20th November 2001                              JU/SES/mts

SUBJECT: Finance Contract between European Investment Bank and The National Grid Company plc dated 5th December 1996 as amended and supplemented by letter agreements dated 3 February 1997, 12 November 1998, 29 March 1999 and 2001 (the "Finance Contract")
          ----------------------------------------------------------------------


Dear Sirs,

We write to you with reference to certain provisions of the Finance Contract. Terms defined in the Finance Contract have the same meaning where used in this letter.

ARTICLE 4.03D

With reference to Article 4.03D and for the avoidance of doubt we confirm that should at any time during the 30 day consultation period referred to therein the Loss-of-Rating Event cease to be continuing then THE BORROWER shall have no further obligations under Article 4.03B with respect to that particular Loss-of-Rating Event.

ARTICLE 11.01A(b)

With regard to Article 11.01A(b), we would inform you that it is not the policy of THE BANK to exercise its rights under that subparagraph without having regard to the fact that clerical and administrative errors can occur in any organisation.

                               Yours faithfully,
                            EUROPEAN INVESTMENT BANK

               /s/ K.J. Andreopoulos              /s/ P. Jedefors

                K.J. Andreopoulos                    P. Jedefors
              Deputy General Counsel                  Director